 Filed Pursuant to Rule 424(b)(2)
 Registration No. 333-236294
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)
0.625% Senior Notes due 2028	$591,950,000	99.898%	$591,346,211	$64,515.87

(1)
€500,000,000 aggregate principal amount of 0.625% Senior Notes due 2028. The amount to be registered and proposed maximum aggregate offering price is based on a €/$ exchange rate of €1.00/$1.1839 as of September 1, 2021.

(2)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To prospectus dated February 6, 2020)
€500,000,000
Celanese US Holdings LLC
0.625% Senior Notes due 2028

Celanese US Holdings LLC (the “Issuer”) is offering €500,000,000 aggregate principal amount of its 0.625% Senior Notes due 2028 (the “notes”). The notes will bear interest at a rate of 0.625% per annum. Interest on the notes will be payable annually, in cash in arrears, on September 10 of each year, commencing September 10, 2022. The notes will mature on September 10, 2028.
The notes will be guaranteed on a senior basis by Celanese Corporation, the Issuer’s parent company (the “Parent Guarantor”), and, initially, by each of the Issuer’s current and future domestic subsidiaries that guarantee the Issuer’s obligations under its senior credit facilities (the “Subsidiary Guarantors” and, collectively with the Parent Guarantor, the “Guarantors”). Each Subsidiary Guarantor’s obligation to guarantee the notes will be released at such time as such subsidiary ceases to, or substantially contemporaneously with the release of such subsidiary’s obligation under its guarantee of the notes will cease to, or at such time does not, guarantee the Issuer’s obligations under the Issuer’s senior credit facilities.
The notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be the senior unsecured obligations of the Issuer and the guarantees will be the Guarantors’ general unsecured senior obligations for so long as each such Guarantor remains a Guarantor. The notes and the guarantees will be effectively subordinated to the Issuer’s and the Guarantors’ secured debt, if any, to the extent of the value of the assets securing such debt. The notes and the guarantees will rank equally in right of payment with all of the Issuer’s and the Guarantors’ existing and future unsecured senior debt and senior in right of payment to any of the Issuer’s future debt that is expressly subordinated in right of payment to the notes and guarantees. The notes and the guarantees will be structurally subordinated to all of the existing and future liabilities, including trade payables, and preferred stock of our subsidiaries that do not guarantee the notes. See “Description of the Notes — Ranking.”
We may redeem some or all of the notes at the applicable redemption price described in this prospectus supplement. In addition, commencing June 10, 2028 (three months prior to the maturity of the notes (the “Par Call Date”)), we may redeem some or all of the notes at any time and from time to time at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. See “Description of the Notes — Optional Redemption.” The notes may also be redeemed in whole, but not in part, at any time at our option, in the event of certain developments affecting United States taxation as described under the heading “Description of the Notes — Redemption for Tax Reasons.”
Currently, there is no existing public market for the notes. We intend to apply to list the notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing and we may delist the notes at any time.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2020.
	Per Note	Total
Public offering price(1)	99.898%	€499,490,000
Underwriting discount	0.600%	€3,000,000
Proceeds, before expenses, to Issuer(1)	99.298%	€496,490,000

(1)
Plus accrued interest from September 10, 2021, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.
The notes are expected to be ready for delivery in book-entry form only through the facilities of Clearstream Banking, S.A. (“Clearstream”), and Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”), on or about September 10, 2021.

Joint Book-Running Managers
BofA Securities	Deutsche Bank	J.P. Morgan
Barclays	Citigroup	SMBC Nikko	UniCredit
Co-Managers
Commerzbank	Morgan Stanley	MUFG

The date of this prospectus supplement is September 2, 2021.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the notes offered. The second part, the accompanying prospectus, provides more general information about securities that we may offer, some of which does not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
Before purchasing any notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Incorporation by Reference” herein.
We have not, and the underwriters have not, authorized anyone to provide you with any additional information or any information that is different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in or incorporated by reference into this document is accurate only as of the date of this document, unless the information specifically indicates that another date applies.
The notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy (i) by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to make such offer or solicitation or (ii) to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” in this prospectus supplement.
As used throughout this prospectus supplement, unless the context otherwise requires or indicates:
•
“Celanese” means Celanese Corporation, and not its subsidiaries;

•
“Celanese US” and “Issuer” mean Celanese US Holdings LLC, a wholly-owned subsidiary of Celanese, and not its subsidiaries; and

•
“Company” “we,” “our,” and “us” refer to Celanese and its subsidiaries, including Celanese US, on a consolidated basis.

Terms capitalized but not defined in this prospectus supplement shall have the meaning ascribed to them in the accompanying prospectus. References in this prospectus supplement and the accompanying prospectus to “$” and “dollars” are to the currency of the United States. References to “€” and “euro” in this prospectus supplement and the accompanying prospectus are to the currency of the member states of the European Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. No representation is made that any euro amounts converted into dollars as presented in this prospectus supplement could have been or could be converted into dollars at any such exchange rate or at all. The financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States.
Notice to Prospective Investors in the EEA
This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the European Economic Area (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in

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circumstances in which no obligation arises for the Issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, in each case, in relation to such offer. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Issuer or the underwriters to publish a prospectus for such offer. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).
PRIIPs Regulation / Prohibition on Sales to European Economic Area Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. Neither this prospectus supplement or the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive.
MIFID II product governance / Professional investors and ECPs only target market
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (a) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (b) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.
UK PRIIPs Regulation / Prohibition on Sales to UK Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the Financial Services and Markets Act 2000 (the “FSMA”) to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the

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notes or otherwise making them available to retail investors in the UK has been prepared and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”) and has been prepared on the basis that any offer of the Notes in the U.K. will be made pursuant to an exemption under the UK Prospectus Regulation from a requirement to publish a prospectus for offers of securities.
UK MiFIR product governance / Professional investors and ECPs only target market
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
IN CONNECTION WITH THIS OFFERING, DEUTSCHE BANK AG, LONDON BRANCH (OR ITS RESPECTIVE AFFILIATES), AS STABILIZING MANAGER, MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT LEVELS WHICH MIGHT NOT OTHERWISE PREVAIL. THIS STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME AND WILL BE CARRIED OUT IN COMPLIANCE WITH ALL APPLICABLE LAWS, REGULATIONS AND RULES. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement or other materials we have filed or will file with the Securities and Exchange Commission (“SEC”) and the accompanying prospectus by reference are forward-looking in nature as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “plan,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements that relate to such matters as planned and expected capacity increases and utilization rates; anticipated capital spending; environmental matters; legal proceedings; sources of raw materials and exposure to, and effects of hedging of raw material and energy costs and foreign currencies; interest rate fluctuations; global and regional economic, political, business and regulatory conditions; expectations, strategies, and plans for individual assets and products, business segments, as well as for the whole Company; cash requirements and uses of available cash; financing plans; pension expenses and funding; anticipated restructuring, divestiture, and consolidation activities; planned construction or operation of facilities; cost reduction and control efforts and targets and integration of acquired businesses.
These statements reflect our current views and beliefs with respect to future events at the time that the statements are made, are not historical facts or guarantees of future performance and involve risks and uncertainties that are difficult to predict and many of which are outside of our control. Further, certain forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. All forward-looking statements made in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, are made as of the date hereof or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document, and the risk that actual results will differ materially from expectations expressed in this prospectus supplement and the accompanying prospectus will increase with the passage of time. We undertake no obligation, and disclaim any duty, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in our expectations or otherwise.
The following factors could cause our actual results to differ materially from those results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things:
•
the extent to which resurgences or other variants of COVID-19 adversely impact the economic environment, market demand and our operations, as well as the pace of any economic recovery;

•
changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate;

•
the length and depth of product and industry business cycles, particularly in the automotive, electrical, textiles, electronics and construction industries;

•
changes in the price and availability of raw materials, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, wood pulp and fuel oil and the prices for electricity and other energy sources;

•
the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases;

•
the ability to maintain plant utilization rates and to implement planned capacity additions, expansions and maintenance;

•
the ability to reduce or maintain current levels of production costs and to improve productivity by implementing technological improvements to existing plants;

•
increased price competition and the introduction of competing products by other companies;

•
the ability to identify desirable potential acquisition targets and to complete acquisition or investment transactions, including obtaining regulatory approvals, consistent with our strategy;

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•
market acceptance of our technology;

•
compliance and other costs and potential disruption or interruption of production or operations due to accidents, interruptions in sources of raw materials, cyber security incidents, terrorism or political unrest, public health crises (including, but not limited to, the COVID-19 pandemic) or other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, the occurrence of acts of war or terrorist incidents or as a result of weather, natural disasters or other crises;

•
the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to the Company;

•
changes in applicable tariffs, duties and trade agreements, tax rates or legislation throughout the world including, but not limited to, adjustments, changes in estimates or interpretations that may impact recorded or future tax liabilities and the impacts of potential regulatory and legislative tax developments in the United States or other jurisdictions;

•
changes in the degree of intellectual property and other legal protection afforded to our products or technologies or the theft of such intellectual property;

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potential liability for remedial actions and increased costs under existing or future environmental, health and safety regulations, including those relating to climate change;

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potential liability resulting from pending or future claims or litigation, including investigations or enforcement actions, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate;

•
changes in currency exchange rates and interest rates; and

•
various other factors, both referenced and not referenced in this prospectus supplement or the accompanying prospectus.

Additional information regarding these and other factors may be contained in our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus, especially on Forms 10-K, 10-Q and 8-K. See “Incorporation by Reference” herein. Many of these factors are macroeconomic in nature and are, therefore, beyond our control. COVID-19 and responses to the pandemic by governments and businesses, have significantly increased financial and economic volatility and uncertainty, exacerbating the risks and potential impact of these factors. Should one or more of these risks or uncertainties materialize, affect us in ways or to an extent that we currently do not expect or consider to be significant, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this prospectus supplement and the accompanying prospectus as anticipated, believed, estimated, expected, intended, planned or projected.

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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other companies that file materials with the SEC electronically. We also make available free of charge on or through our website, http://www.celanese.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

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INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with it. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus supplement. Information that we later provide to the SEC, and which is deemed “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus supplement and information previously filed with the SEC. We specifically are incorporating by reference the following documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 11, 2021, including portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 5, 2021, to the extent specifically incorporated by reference into such Annual Report on Form 10-K;

•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on April 23, 2021, and for the quarter ended June 30, 2021, filed July 23, 2021;

•
our current reports on Form 8-K filed with the SEC on February 19, 2021, April 19, 2021, May 14, 2021, July 30, 2021, August 5, 2021 and August 25, 2021 (excluding, in each case, any information furnished pursuant to Item 2.02 or 7.01, and any exhibits furnished pursuant to Item 9.01 in respect of such information, on such current report on Form 8-K); and

•
our registration statement on Form 8-A/A filed with the SEC on September 18, 2018.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or 7.01, and any exhibits furnished pursuant to Item 9.01 in respect of such information, on such current report on Form 8-K) until we sell all of the notes in this offering, with the exception of any information furnished to, and not deemed filed with, the SEC.
You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:
Celanese Corporation
Attention: Investor Relations
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039
Telephone: (972) 443-4000

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SUMMARY
This summary highlights information more fully described elsewhere in this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before deciding to invest in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our consolidated financial statements and the notes thereto incorporated by reference herein before making an investment decision.
Our Company
We are a global chemical and specialty materials company. We are a leading global producer of high performance engineered polymers that are used in a variety of high-value applications, as well as one of the world’s largest producers of acetyl products, which are intermediate chemicals for nearly all major industries. As a recognized innovator in the chemicals industry, we engineer and manufacture a wide variety of products essential to everyday living. Our broad product portfolio serves a diverse set of end-use applications including automotive, chemical additives, construction, consumer and industrial adhesives, consumer and medical, energy storage, filtration, food and beverage, paints and coatings, paper and packaging, performance industrial and textiles. Our products enjoy leading global positions due to our differentiated business models, large global production capacity, operating efficiencies, proprietary technology and competitive cost structures.
Our large and diverse global customer base primarily consists of major companies across a broad array of industries. We hold geographically balanced global positions and participate in diversified end-use applications. We combine a demonstrated track record of execution, strong performance built on differentiated business models and a clear focus on growth and value creation. Known for operational excellence, reliability and execution of our business strategies, we partner with our customers around the globe to deliver best-in-class technologies and solutions.
Celanese’s history began in 1918, the year that its predecessor company, The American Cellulose & Chemical Manufacturing Company, was incorporated. The company, which manufactured cellulose acetate, was founded by Swiss brothers Drs. Camille and Henri Dreyfus. The current Celanese was incorporated in 2004 under the laws of the State of Delaware and is a US-based public company and our Common Stock is traded on the New York Stock Exchange under the ticker symbol CE.
Headquartered in Irving, Texas, our operations are primarily located in North America, Europe and Asia and consist of 33 global production facilities, and an additional 6 strategic affiliate production facilities. As of December 31, 2020, we employed 7,658 people worldwide.
Recent Developments
On August 25, 2021, we announced that we had commenced a tender offer (the “Tender Offer”) to purchase for cash up to €300 million aggregate principal amount outstanding of our 1.125% Senior Notes due 2023 (the “Tender Offer Notes”). The Tender Offer is currently scheduled to expire at 11:59 p.m., New York City time, on September 22, 2021 (the “Expiration Time”), unless extended by us. As of June 30, 2021, we had approximately €750 million aggregate principal amount of Tender Offer Notes outstanding (approximately $890 million based on a €/$ exchange rate of €1.00/$1.1884 as of June 30, 2021).
Upon the terms and subject to the conditions set forth in the Offer to Purchase (as defined below), holders who validly tender and do not validly withdraw their Tender Offer Notes at or prior to 5:00 p.m., New York City time, on September 8, 2021 (as may be extended, the “Early Tender Time”) will be eligible to receive, for each €1,000 principal amount of Tender Offer Notes validly tendered and not validly withdrawn, the Purchase Price Consideration (as defined below) and €30.00 (the “Early Tender Premium”) per €1,000.00 principal amount of Tender Offer Notes tendered. Holders who validly tender and do not validly withdraw their Tender Offer Notes after the Early Tender Time, but at or prior to the Expiration Time, will be eligible to receive, for each €1,000 principal amount of Tender Offer Notes validly tendered and not validly withdrawn, the Purchase Price Consideration. The Purchase Price Consideration in respect of the

Tender Offer Notes will, when determined in the manner described in the Offer to Purchase on the basis of an early settlement date of September 13, 2021 (the “Early Settlement Date”), be €997.35 per €1,000.00 principal amount of the Tender Offer Notes (the “Purchase Price Consideration”). Should the Early Settlement Date differ from September 13, 2021, the Purchase Price Consideration will be recalculated, as further described in the Offer to Purchase.
The Tender Offer is being made solely pursuant to the terms and conditions described in the Offer to Purchase dated August 25, 2021 (the “Offer to Purchase”). The consummation of the Tender Offer is conditioned upon, among other things, the successful completion of this offering. This offering, however, is not conditioned on the consummation of the Tender Offer or the tender of any specific amount of Tender Offer Notes. We cannot provide any assurance as to the amount of Tender Offer Notes that will be tendered in the Tender Offer or that the Tender Offer will be consummated. If the Tender Offer is not consummated or the full amount of net proceeds are not used to fund the Tender Offer, we intend to use any net proceeds not so used for general corporate purposes, which may include the repurchase or redemption, as applicable, of some or all of the Tender Offer Notes. Please see “Use of Proceeds.” Citigroup Global Markets Inc., Merrill Lynch International and UniCredit Bank AG are acting as the dealer managers for the Tender Offer. Please see “Underwriting.” Neither this prospectus supplement nor the accompanying prospectus constitute an offer to purchase or a solicitation of an offer to sell Tender Offer Notes.
Corporate Information
Our executive offices are located at 222 W. Las Colinas Blvd., Suite 900N, Irving, Texas 75039. Our telephone number is (972) 443-4000 and our website is www.celanese.com. The information and other content contained on our website are not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider them to be a part of this prospectus supplement or the accompanying prospectus.

The Offering
The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section entitled “Description of the Notes” in this prospectus supplement.
Issuer
Celanese US Holdings LLC.
Notes Offered
€500,000,000 aggregate principal amount of 0.625% Senior Notes due 2028.
Maturity
The notes will mature on September 10, 2028.
Form and Denomination
The Issuer will issue the notes in denominations of €100,000 and integral multiples of €1,000 in excess thereof, maintained in book-entry form. Notes in denominations of less than €100,000 will not be available.
Interest Rate
Interest on the notes will accrue at a rate of 0.625% per annum. Interest on the notes will be payable annually in cash in arrears on September 10 of each year, commencing September 10, 2022.
Guarantees
The notes will be guaranteed, jointly and severally, on a senior basis by the Parent Guarantor, and, initially, by the Subsidiary Guarantors. Each Subsidiary Guarantor’s obligation to guarantee the notes will be released at such time as such subsidiary ceases to, or substantially contemporaneously with the release of such subsidiary’s obligation under its guarantee of the notes will cease to, or at such time does not, guarantee the Issuer’s obligations under the senior credit facilities.
As of June 30, 2021, the Issuer’s non-guarantor subsidiaries collectively held $10.7 billion in assets.
Currency of Payments
All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in dollars until the euro is again available to us or so used.
Ranking
The notes and the guarantees will be general senior unsecured obligations of the Issuer and each Guarantor (for so long as each such Guarantor remains a Guarantor), respectively and will:
•
rank equally in right of payment to all of the Issuer’s and each Guarantor’s existing and future senior unsecured debt;

•
rank senior in right of payment to the Issuer’s and each Guarantor’s future debt that is expressly subordinated in right of payment to the notes and the guarantees;

•
be effectively subordinated to the Issuer’s and each Guarantor’s secured indebtedness, if any, to the extent of the value of the collateral securing such indebtedness; and

•
be structurally subordinated to all of the existing and future liabilities, including trade payables, and preferred stock of the Issuer’s subsidiaries that do not guarantee the notes.

The indenture does not restrict the ability of our subsidiaries to incur unsecured indebtedness.
As of June 30, 2021, the Issuer’s non-guarantor subsidiaries collectively had $3.0 billion of liabilities, including trade payables.
Optional Redemption
We may redeem some or all of the notes at the applicable redemption price described under the heading “Description of the Notes — Redemption — Optional Redemption” in this prospectus supplement.
In addition, commencing on the Par Call Date, we may redeem some or all of the notes at any time and from time to time at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). See “Description of the Notes — Redemption — Optional Redemption.”
Redemption for Tax
Reasons
The Issuer may redeem all but not part of the notes if, as a result of certain tax law changes, the Issuer would be required to pay Additional Amounts on the notes as described under “Description of the Notes — Payment of Additional Amounts.” This redemption would be at 100% of the principal amount, together with accrued and unpaid interest on the notes to, but excluding, the date fixed for redemption, and all Additional Amounts owed with respect thereto, if any. See “Description of the Notes — Redemption — Redemption for Tax Reasons.”
Additional Amounts
If any taxes imposed by the United States are required to be withheld or deducted in respect of any payment made under or with respect to the notes or any Guarantee, we (or such Guarantor, if applicable) will, subject to certain exceptions and limitations set forth herein, pay Additional Amounts as is necessary in order that the net amounts received in respect of such payments by each beneficial owner who is not a “United States person” (as defined below in the “Description of the Notes — Certain Definitions”) after such withholding or deduction (including any withholding or deduction in respect of such Additional Amounts) will equal the amounts which would have been received in respect of such payments on any note or Guarantee in the absence of such withholding or deduction. See “Description of the Notes — Payment of Additional Amounts.”
Change of Control Offer
If we experience a change of control event, we must offer to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest. See “Description of the Notes — Repurchase at the Option of Holders — Change of Control Offer.”
Certain Covenants
The indenture governing the notes will contain, covenants that limit, among other things, the Issuer’s ability and the ability of its subsidiaries to:
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incur liens securing debt;

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enter into sale-leaseback transactions;

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merge or consolidate with any other person; and

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sell, assign, transfer, lease convey or otherwise dispose of all or substantially all of the Issuer’s assets or the assets of its subsidiaries.

These covenants are subject to important exceptions, limitations and qualifications as described in “Description of the Notes — Certain Covenants.”
Use of Proceeds
The net proceeds of the offering of the notes will be approximately €499,490,000 (approximately $591,346,211, based on a €/$ exchange rate of €1.00/$1.1839 as of September 1, 2021) before deducting the underwriting discount and other estimated fees and expenses of this offering.
We intend to use the net proceeds from the offering to fund the Tender Offer and for general corporate purposes. To the extent that any Tender Offer Notes remain outstanding after the Tender Offer, we may redeem any such Tender Offer Notes in accordance with the terms of the indenture governing such notes. If the Tender Offer is not consummated or the full amount of net proceeds are not used to fund the Tender Offer, we intend to use any net proceeds not so used for general corporate purposes, which may include the repurchase or redemption, as applicable, of some or all of the Tender Offer Notes. We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including marketable securities. See “Use of Proceeds.”
Certain of the underwriters and/or their affiliates hold Tender Offer Notes. To the extent the underwriters and/or their affiliates tender Tender Offer Notes in the Tender Offer or have their Tender Offer Notes repurchased or redeemed, they may receive a portion of the net proceeds from this offering. See “Underwriting.”
Listing
We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.
Trustee
Wells Fargo Bank, National Association.
Registrar
Deutsche Bank Trust Company Americas
Transfer Agent
Deutsche Bank Trust Company Americas
Paying Agent
Deutsche Bank Trust Company Americas
Governing Law
State of New York
Risk Factors
See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before investing in the notes.

RISK FACTORS
Investing in the notes involves various risks, including the risks described below as well as those discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020. You should carefully consider these risks and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes. These risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations, financial condition and results of operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the notes could decline due to any of these risks, and you may lose all or part of your investment.
Risks Relating to the Notes and the Guarantees
Our level of indebtedness could diminish our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or the chemicals industry and prevent us from meeting obligations under our indebtedness.
As of June 30, 2021, after giving effect to our offering of 1.400% Senior Notes due 2026 completed on August 5, 2021 and the use of proceeds therefrom, our total indebtedness was $3.7 billion and we had $1.25 billion available for borrowing under our revolving credit facility.
Our level of indebtedness could have important consequences, including:
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increasing our vulnerability to general economic and industry conditions, including exacerbating the impact of any adverse business effects that are determined to be material adverse events under our senior credit facilities and the indentures governing our 4.625% Senior Notes due 2022, 1.125% Senior Notes due 2023, 3.500% Senior Notes due 2024, 1.250% Senior Notes due 2025, 1.400% Senior Notes due 2026 and 2.125% Senior Notes due 2027 (collectively, the “Outstanding Notes”);

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requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on indebtedness and amounts payable in connection with the satisfaction of our other liabilities, therefore reducing our ability to use our cash flow to fund operations, capital expenditures and future business opportunities or pay dividends on our common stock;

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exposing us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;

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exposing us to the risk of changes in currency exchange rates as certain of our borrowings are denominated in foreign currencies; and

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limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes.

We may incur additional indebtedness in the future, and the limited covenants in the indenture for the notes and the terms of the notes do not provide protection against some types of important corporate events.
The indentures governing the Outstanding Notes do not, and the indenture governing the notes will not, prohibit us from incurring additional unsecured indebtedness in the future. We are also permitted to incur secured indebtedness that would be effectively senior to the notes subject to the limitations described in the section herein entitled “Description of the Notes — Certain Covenants — Liens.” The indentures for the Outstanding Notes do not, and the indenture governing the notes will not:
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limit our ability to incur indebtedness that is equal in right of payment to the notes or the Outstanding Notes;

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restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore would be structurally senior to the notes or the Outstanding Notes;

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restrict our ability to repurchase or prepay our securities; or

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restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes or the Outstanding Notes.

In addition, the indenture governing the notes will not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, will not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations.
As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events, such as certain acquisitions, refinancings or recapitalizations that could substantially and adversely affect our capital structure and the value of the notes. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the notes.
Our variable rate and euro denominated indebtedness subjects us to interest rate risk and foreign currency exchange rate risk, which could cause our debt service obligations to increase significantly and affect our operating results.
Certain of our borrowings are at variable rates of interest or are euro denominated, which exposes us to interest rate risk and currency exchange rate risk, respectively. If interest rates were to increase, our debt service obligations on our variable rate indebtedness would increase. As of June 30, 2021, we had $470 million of variable rate debt subject to interest rate exposure. Accordingly, a 1% increase in interest rates would increase annual interest expense by $5 million.
We may not be able to generate sufficient cash to service our indebtedness and may be forced to take other actions to satisfy obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments on or to refinance our debt obligations depends on the financial condition and operating performance of our subsidiaries, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.
If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service and other obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to complete those dispositions or to obtain the proceeds that we could realize from them, and these proceeds may not be adequate to meet any debt service obligations then due.
Restrictive covenants in our debt agreements may limit our ability to engage in certain transactions and may diminish our ability to make payments on our indebtedness or pay dividends.
The agreement governing our senior revolving credit facility (the “Credit Agreement”), the indentures governing our Outstanding Notes and the amended and restated receivables purchase agreement (the “Purchase Agreement”) governing our accounts receivables securitization facility contain various covenants that limit our ability to engage in specified types of transactions. The Credit Agreement contains covenants including, but not limited to, restrictions on our and certain of our subsidiaries’ ability to incur additional debt; incur liens securing debt; merge or consolidate with any other person; and sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Issuer’s assets or the assets of certain subsidiaries. Additionally, the Credit Agreement requires the maintenance of certain financial ratios. The indentures governing our Outstanding Notes contain covenants including, but not limited to, restrictions on our and certain of our subsidiaries’ ability to incur liens securing debt; merge or consolidate with any other person; and sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Issuer’s assets or the assets of certain subsidiaries.
The Purchase Agreement also contains covenants including, but not limited to, restrictions on CE Receivables LLC, a wholly-owned, “bankruptcy remote” special purpose subsidiary of the Company, and certain other Company subsidiaries’ ability to incur indebtedness; grant liens on assets; merge, consolidate, or sell assets; pay dividends or make other restricted payments; make investments; prepay or modify certain indebtedness; or engage in other businesses.
Such restrictions in the instruments governing our debt obligations could result in us having to obtain the consent of our lenders and holders of our Outstanding Notes and the notes in order to take certain actions. Disruptions in credit markets may prevent us from obtaining or make it more difficult or more costly for us to obtain such consents. Our ability to expand our business or to address declines in our business may be limited if we are unable to obtain such consents.
A breach of any of these covenants could result in a default, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. Furthermore, a default under the Credit Agreement could permit lenders to accelerate the maturity of our indebtedness under the Credit Agreement and to terminate any commitments to lend. If the lenders under the Credit Agreement accelerate the repayment of such indebtedness, we may not have sufficient liquidity to repay such amounts or our other indebtedness, including the notes. In such event, we could be forced into bankruptcy or liquidation and, as a result, you could lose some or all of your investment in the notes.
The Issuer and Celanese are holding companies and depend on subsidiaries to satisfy their obligations under the notes and the guarantee of the Issuer’s obligations under the notes by Celanese.
As holding companies, the Issuer and Celanese, which we refer to as the Parent Guarantor, conduct substantially all of their operations through their subsidiaries, which own substantially all of our consolidated assets. Consequently, the principal source of cash to pay the Issuer’s and Parent Guarantor’s obligations, including obligations under the notes and the guarantee of the Issuer’s obligations under the notes by the Parent Guarantor, is the cash that our subsidiaries generate from their operations. We cannot assure you that our subsidiaries will be able to, or be permitted to, make distributions to enable the Issuer or the Parent Guarantor to make payments in respect of their obligations. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, applicable country or state laws, regulatory limitations and terms of our debt instruments may limit our subsidiaries’ ability to distribute cash to the Issuer and the Parent Guarantor. While the Credit Agreement limits the ability of our subsidiaries to put restrictions on paying dividends or making other intercompany payments to us, these limitations are subject to certain qualifications and exceptions, which may have the effect of significantly restricting the applicability of those limits. In the event the Issuer and the Parent Guarantor do not receive distributions from our subsidiaries, the Issuer and the Parent Guarantor may be unable to make required payments on the notes, the guarantee of the Issuer’s obligations under the notes by the Parent Guarantor, or our other indebtedness.
Federal and state statutes could allow courts, under specific circumstances, to void or subordinate the notes or any of the subsidiary guarantees and require note holders to return payments received from the Issuer or the Subsidiary Guarantors.
Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the notes or any of the guarantees thereof by certain subsidiaries of the Issuer, which we refer to as the Subsidiary Guarantors, could be voided, or claims in respect of the notes or any of the guarantees thereof by the Subsidiary Guarantors could be subordinated to all of the Issuer’s indebtedness or that of the Subsidiary Guarantors if, among other things, the Issuer or a Subsidiary Guarantor, at the time the Issuer or such Subsidiary Guarantor incurred the indebtedness evidenced by the notes or such guarantee:
•
received less than reasonably equivalent value or fair consideration for the issuance of the notes or for the incurrence of such guarantee; and

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were insolvent or rendered insolvent by reason of such incurrence; or

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were engaged in a business or transaction for which the Issuer’s or the Subsidiary Guarantor’s remaining assets constituted unreasonably small capital; or

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intended to incur, or believed that the Issuer or the Subsidiary Guarantor would incur, debts beyond the Issuer’s or the Subsidiary Guarantor’s ability to pay such debts as they mature; or

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was a defendant in an action for money damages docketed against the Issuer or such Subsidiary Guarantor if, in either case, after final judgment, the judgment was unsatisfied.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A bankruptcy court could also void the notes or a guarantee if it found that the Issuer or the Subsidiary Guarantors issued the notes or the guarantees with the actual intent to hinder, delay or defraud creditors.
We cannot be certain as to the standards a court would use to determine whether or not the Issuer or the Subsidiary Guarantors were solvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to the Issuer’s or any of the Subsidiary Guarantors’ other debt. In general, however, a court would deem an entity insolvent if:
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the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

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the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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it could not pay its debts as they became due.

If a court were to void the issuance of the notes or the incurrence of the guarantees as the result of a fraudulent transfer or conveyance, or hold such obligations unenforceable for any other reason, holders of the notes would cease to have a claim against the Issuer or that Subsidiary Guarantor on its guarantee. A court could also subordinate the notes or any of the guarantees to the other indebtedness of the Issuer or the applicable Subsidiary Guarantor, direct holders of the notes to return any amounts paid under the notes or a guarantee to the Issuer or the applicable Subsidiary Guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the notes.
Each guarantee will contain a provision intended to limit the Subsidiary Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. Each Subsidiary Guarantor that makes a payment or distribution under a guarantee will be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor. Under recent case law, these provisions may not be effective to protect the guarantees from being voided under fraudulent transfer or conveyance law.
We cannot assure you that an active trading market for the notes will exist if you desire to sell the notes.
The notes are a new issue of securities with no established trading market. Although we intend to apply for listing of the notes for trading on the NYSE, no assurance can be given that the notes will become or will remain listed or that an active trading market for the notes will develop or, if developed, that it will continue. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Although the underwriters have informed us that they currently intend to make a market in the notes after we complete the offering, they have no obligation to do so and may discontinue making a market in the notes at any time without notice. If no active trading markets develop, you may not be able to sell your notes at a particular time and the price that you receive when you sell may not be favorable.
If a trading market does develop, changes in our ratings or the financial markets could adversely affect the liquidity of any market for the notes.
The liquidity of any market for the notes will depend on a number of factors, including:
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ratings on our debt securities assigned by rating agencies;

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the time remaining until maturity of the notes;

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the number of holders of notes;

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our operating performance and financial condition;

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the market for similar securities;

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the interest of securities dealers in making a market in the notes; and

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prevailing interest rates.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.
Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes.
Our credit ratings may not reflect all risks of your investments in the notes.
Our credit ratings are not an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.
We may be unable to purchase the notes upon a change of control event.
Upon a change of control event, as defined in the indentures governing the Outstanding Notes and the notes, the Issuer is required to offer to purchase all of the Outstanding Notes and the notes then outstanding for cash at 101% of the principal amount thereof plus accrued and unpaid interest, if any. Similarly, under the Credit Agreement and the Purchase Agreement, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of the indebtedness and terminate their commitments to lend under the respective agreements. Our other indebtedness also may contain repayment requirements with respect to specific events that constitute a change of control. If a change of control event occurs, we may not have sufficient funds to pay the change of control purchase price with respect to the Outstanding Notes or the notes or to repay outstanding indebtedness under our senior credit facilities, our accounts receivables securitization facility or our other indebtedness, and may be required to secure new third party financing to do so. We may not be able to obtain this financing on commercially reasonable terms, or on terms acceptable to us, or at all. Our failure to repurchase the notes upon a change of control event would constitute an event of default under the indenture.
The change of control event provisions in the indenture governing the notes may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control event under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change in the magnitude required under the definition of change of control in the indenture to trigger our obligation to repurchase the notes. Except as otherwise described above, the indenture does not contain provisions that permit the holders of the notes to require the Issuer to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction. See “Description of the Notes — Repurchase at the Option of Holders — Change of Control Offer.”
Your right to receive payments on the notes will be effectively subordinated to the right of lenders who have a security interest in our assets, to the extent of the value of those assets.
Subject to the restrictions in the indentures governing the Outstanding Notes and the notes, we, including our subsidiaries, may incur significant indebtedness secured by assets. If we are declared bankrupt or insolvent, or if we default under any of our future indebtedness secured by assets, the holders of such indebtedness could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the holders of such indebtedness could, to the extent of such indebtedness, foreclose on such assets to the exclusion of holders of the notes. In any such event, because the notes will not be secured by our assets, remaining proceeds, if any, from the sale of such assets will be available to pay obligations on the notes only after such indebtedness has been paid in full.
The notes will be structurally subordinated to all indebtedness of our current subsidiaries that are not, and any of our future subsidiaries that do not become, guarantors of the notes.
The notes will, subject to certain exceptions, be guaranteed by each of our domestic subsidiaries that guarantees our senior credit facilities until such time as such subsidiary ceases to, or substantially contemporaneously with the release of such subsidiary’s obligation under its guarantee of the notes will cease to, or at such time does not, guarantee the Issuer’s obligations under the Issuer’s senior credit facilities. Each of our current subsidiaries that is not, and any future subsidiary that does not become, a Subsidiary Guarantor under our senior credit facilities, and therefore under the notes, will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that, in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor of the notes, all of such subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of such subsidiary’s assets before we (and therefore the holders of the notes) would be entitled to any payment. As of June 30, 2021, the Issuer’s non-guarantor subsidiaries collectively had $3.0 billion of liabilities, including trade payables.
The lenders under the Credit Agreement shall release the Guarantors from their obligations under the Credit Agreement in a variety of circumstances and, in some cases, the Guarantors may also be released from their guarantees of the notes and the Outstanding Notes under the indenture.
The lenders under the Credit Agreement shall release the guarantees under the Credit Agreement in a variety of circumstances. In the event of such release and the fulfillment of certain other conditions, any guarantee of the notes and the Outstanding Notes may also be released without action by, or consent of, any holder of the notes or the Outstanding Notes, or the trustee under the indenture. See “Description of the Notes — Guarantees.” You will not have a claim as a creditor against any subsidiary that is no longer a Guarantor of the notes and the Outstanding Notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of holders of the notes and the Outstanding Notes.
An investment in the notes by a holder whose home currency is not euro entails significant risks.
All payments of interest on and the principal of the notes and any redemption price for the notes will be made in euros. An investment in the notes by a holder whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of euro against the holder’s home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. If you are a United States holder, see “Certain United States Federal Income Tax Considerations — Consequences to United States Holders” for certain United States federal income tax consequences of the acquisition, ownership and disposition of the notes related to the notes being denominated in euros.
The notes permit us to make payments in dollars if we are unable to obtain euros.
If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into dollars on the basis of the then most recently available market exchange rate for euro. Any payment in respect of the notes so made in dollars will not constitute an event of default under the notes or the indenture governing the notes.
Market perceptions concerning the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, or the potential dissolution of the euro entirely, could adversely affect the value of the notes.
Despite the European Commission’s measures to address sovereign debt issues in Europe, concerns persist regarding the debt burden of certain Eurozone countries and their ability to meet future financial obligations, the overall stability of the euro and the suitability of the euro as a single currency given the diverse economic and political circumstances in individual member states. These and other concerns could lead to the re-introduction of individual currencies in one or more member states, or, in more extreme circumstances, the possible dissolution of the euro entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the notes.
In a lawsuit for payment on the notes, an investor may bear currency exchange risk.
The indenture is, and the notes and guarantees will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euros. However, the judgment would be converted into dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply New York law.
In courts outside of New York, investors may not be able to obtain a judgment in a currency other than dollars. For example, a judgment for money in an action based on the notes in many other United States federal or state courts ordinarily would be enforced in the United States only in dollars. The date used to determine the rate of conversion of euro into dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.
You must rely on the procedures and the relevant clearing systems to exercise your rights and remedies.
Owners of the book-entry interests will not be considered owners or holders of notes unless and until definitive notes are issued in exchange for book-entry interests. Instead, the common depositary (or its nominee) for Clearstream and Euroclear will be the sole holder of the notes.
Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to Deutsche Bank Trust Company Americas, the principal paying agent, which will make payments to Clearstream and Euroclear. Thereafter, those payments will be credited to Clearstream and Euroclear participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. After payment to the common depositary for Clearstream and Euroclear, none of the Issuer, the Guarantors, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments of interest, principal or other amounts to Clearstream and Euroclear, or to owners of book-entry interests. Accordingly, if you own a book-entry interest in the notes, you must rely on the procedures of Clearstream and Euroclear and, if you are not a participant in Clearstream and/or Euroclear, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of the notes under the Indenture.
Unlike holders of certificated notes, owners of book-entry interests do not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, you will be reliant on the common depositary to act on your instructions and/or you will be permitted to act only to the extent you have received appropriate proxies to do so from Clearstream and Euroclear or, if applicable, a participant. Procedures implemented for the granting of such proxies may not be sufficient to enable you to vote on any requested actions on a timely basis.
Similarly, upon the occurrence of an event of default under the Indenture, unless and until definitive registered notes are issued in respect of all book-entry interests, if investors own book-entry interests, they will be restricted to acting through Euroclear and Clearstream. The procedures to be implemented through Euroclear and Clearstream may not be adequate to ensure the timely exercise of rights under the notes. See “Book-Entry, Delivery and Form.”
The notes have minimum specified denominations of €100,000.
The notes have minimum denominations of €100,000 and multiples of €1,000. The notes may be traded in amounts in excess of €100,000 that are not integral multiples of €100,000. In such a case, a holder of notes who, as a result of trading such amounts, holds a principal amount of less than €100,000 may not receive a definitive certificate in respect of such holding (should definitive certificates be printed) and would need to purchase a principal amount of notes such that its holding amounts to at least €100,000.
The European Commission has proposed a financial transactions tax in certain member states of the European Union which, if adopted, could apply in certain circumstances to secondary market trades of the notes both within and outside of those participating member states.
On February 14, 2013, the European Commission (the “Commission”) published a proposal (the “Commission’s proposal”) for a Directive for a common financial transactions tax (“FTT”) in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (each, other than Estonia, a “participating Member States”). On March 16, 2016, Estonia formally withdrew from enhanced cooperation on the FTT leaving ten remaining participating Member States. The Commission’s proposal has a very broad scope and could, if introduced, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances. The issuance and subscription of the notes should, however, be exempt.
Under the Commission’s proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the notes where at least one party is a “financial institution,” and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.
The Commission’s proposal remains subject to negotiation between the ten remaining participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw. Prospective holders of the notes are advised to seek their own professional advice in relation to the FTT.

USE OF PROCEEDS
The net proceeds of the offering of the notes will be approximately €499,490,000 (approximately $591,346,211, based on a €/$ exchange rate of €1.00/$1.1839 as of September 1, 2021) before deducting the underwriting discount and other estimated fees and expenses of this offering.
We intend to use the net proceeds from the offering to fund the Tender Offer and for general corporate purposes. To the extent that any Tender Offer Notes remain outstanding after the Tender Offer, we may redeem any such Tender Offer Notes in accordance with the terms of the indenture governing such notes. If the Tender Offer is not consummated or the full amount of net proceeds are not used to fund the Tender Offer, we intend to use any net proceeds not so used for general corporate purposes, which may include the repurchase or redemption, as applicable, of some or all of the Tender Offer Notes. We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including marketable securities.
Certain of the underwriters and/or their affiliates hold Tender Offer Notes. To the extent the underwriters and/or their affiliates tender Tender Offer Notes in the Tender Offer or have their Tender Offer Notes repurchased or redeemed, they may receive a portion of the net proceeds from this offering. See “Underwriting.”

CAPITALIZATION
The following table sets forth our actual historical consolidated cash and cash equivalents and capitalization (i) as of June 30, 2021, (ii) as adjusted to give effect to our offering of 1.400% Senior Notes due 2026 completed on August 5, 2021 and the use of proceeds therefrom, and (iii) as further adjusted to give effect to this offering of the notes and the use of proceeds from this offering as described under “Use of Proceeds.” The information in this table should be read in conjunction with the financial information incorporated by reference into the accompanying prospectus and the consolidated financial statements for Celanese and accompanying notes incorporated by reference herein.
	June 30, 2021
	Actual	As Adjusted	As Further Adjusted(a)
	(unaudited) (in millions)
Cash and cash equivalents	$1,054	$1,054	$1,284
Total debt:
Revolving credit facility(b)	400	4	—
4.625% Senior Notes due 2022	500	500	500
1.125% Senior Notes due 2023(c)	890	890	533
3.500% Senior Notes due 2024	499	499	499
1.250% Senior Notes due 2025(d)	356	356	356
1.400% Senior Notes due 2026	—	400	400(e)
2.125% Senior Notes due 2027(f)	591	591	591
Senior unsecured notes offered hereby	—	—	591(g)
Finance leases	188	188	188
Industrial revenue bonds and other debt	243	243	243
Subtotal	3,667	3,671	3,901
Unamortized debt issuance costs	(11)	(14)	(14)(h)
Total debt	3,656	3,657	3,887
Total stockholders’ equity	3,798	3,798	3,798
Total capitalization	$7,454	$7,455	$7,685

(a)
The as further adjusted column assumes €300 million (approximately $357 million based on a €/$ exchange rate of €1.00/$1.1884 as of June 30, 2021) aggregate principal amount of the Tender Offer Notes are tendered in the Tender Offer and we pay the Early Tender Premium for such Tender Offer Notes tendered.

(b)
As of June 30, 2021, as adjusted to give effect to our offering of 1.400% Senior Notes due 2026 completed on August 5, 2021 and the use of proceeds therefrom, we had $4 million of indebtedness outstanding and $1.25 billion of undrawn availability under our revolving credit facility.

(c)
Represents the dollar equivalent of the outstanding amount of €750 million, using the exchange rate reported by the European Central Bank on June 30, 2021 of $1.1884 per €1.00.

(d)
Represents the dollar equivalent of the outstanding amount of €300 million, using the exchange rate reported by the European Central Bank on June 30, 2021 of $1.1884 per €1.00.

(e)
Reflected at the public offering price of 99.899%.

(f)
Represents the dollar equivalent of the outstanding amount of €500 million, using the exchange rate reported by the European Central Bank on June 30, 2021 of $1.1884 per €1.00.

(g)
Represents the aggregate principal amount of the notes offered hereby based on a €/$ exchange rate of €1.00/$1.1839 as of September 1, 2021.

(h)
Does not reflect the unamortized debt issuance costs related to this offering.

DESCRIPTION OF THE NOTES
For purposes of this section, the term “Issuer” refers only to Celanese US Holdings LLC, and not to any of its subsidiaries. You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture.
The notes will be issued under a base indenture, dated as of May 6, 2011, by and among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by an eleventh supplemental indenture, to be dated as of the closing date of this offering, by and among the Issuer, the Guarantors, the Trustee, and Deutsche Bank Trust Company Americas, as paying agent (the “Paying Agent”) and as registrar and transfer agent (the “Transfer Agent”). As used in this section, all references to the “indenture” mean the base indenture as supplemented by the eleventh supplemental indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.
The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of the notes. A copy of the base indenture is available as set forth under “Incorporation by Reference”, and a copy of the eleventh supplemental indenture will be filed on a current report on Form 8-K and will be available as set forth under “Incorporation by Reference.”
The registered holder of any note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.
Principal, Maturity and Interest
The Issuer will issue €500,000,000 aggregate principal amount of notes in this offering. The notes will mature on September 10, 2028. The indenture governing the notes will provide for the issuance of additional notes of the same class and series, subject to compliance with the covenants contained in the indenture. The notes will be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Interest on the notes will accrue at the rate of 0.625% per annum and will be payable in arrears on September 10, commencing on September 10, 2022. The Issuer will make each interest payment to the holders of record of the notes on the immediately preceding August 27. The rights of holders of beneficial interests of notes to receive the payments of interest on such notes are subject to the applicable procedures of Euroclear and Clearstream.
Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or September 10, 2021, if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association.
Paying Agent and Payments on the Notes
Principal of, premium, if any, and interest on the notes will be payable at the office of the Paying Agent or, at the option of the Issuer, payment of interest may be made by check mailed to the holders of the notes at their respective addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and interest with respect to the notes represented by one or more global notes deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear will be made through the facilities of the common depositary. The Issuer may change the paying agent without prior notice to the holders and the Issuer or any of its Subsidiaries may act as paying agent. The Issuer undertakes to maintain a paying agent in a member state of the European Union that, to the extent permitted by law, will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income in relation to the notes.

Registrar and Transfer Agent for the Notes
Deutsche Bank Trust Company Americas will initially be appointed as registrar and transfer agent. The Issuer may change the registrar and the transfer agent without prior notice to the holders, and the Issuer or any of its Subsidiaries may act as the registrar or the transfer agent.
The registrar and paying agent may be contacted at the following address:
Deutsche Bank Trust Company Americas
60 Wall Street, 24th Floor
Trust and Agency Services
New York, New York 10005
Transfer and Exchange
A holder may transfer or exchange notes in accordance with the indenture. The Transfer Agent may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any note selected for redemption or repurchase. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed or repurchased.
Transfers of book-entry interests in the notes between participants in Euroclear or participants in Clearstream will be effected by Euroclear and Clearstream pursuant to customary procedures and subject to the applicable rules and procedures established by Euroclear or Clearstream and their respective participants.
Guarantees
The notes will be guaranteed by the Parent Guarantor and, initially, by each direct and indirect Subsidiary that guarantees the Issuer’s obligations under the Credit Agreement (the “Subsidiary Guarantors”). The Guarantors will jointly and severally guarantee the Issuer’s obligations under the indenture and the notes on a senior unsecured, full and unconditional basis. The obligations of each Guarantor (other than a company that is a direct or indirect parent of the Issuer) under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. By virtue of this limitation, a Guarantor’s obligation under its Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Guarantee. See “Risk Factors — Risks Related to the Notes and the Guarantees — Federal and state statutes could allow courts, under specific circumstances, to void or subordinate the notes or any of the subsidiary guarantees and require note holders to return payments received from the Issuer or the Subsidiary Guarantors.” In an effort to alleviate the effect of this limitation, each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a contribution from each other Guarantor (if any) in an amount pro rata, based on the net assets of each Guarantor.
Each Guarantor may consolidate with or merge into or sell its assets to the Issuer or another Guarantor without limitation, or with, into or to any other Person upon the terms and conditions set forth in the indenture. See “— Certain Covenants — Merger, Consolidation or Sale of Assets.”
A Guarantor (other than a company that is a direct or indirect parent of the Issuer except in the case of clause (a)(i)(B) or (D) below) shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the notes if (a) (i) (A) all of its assets or Capital Stock is sold or transferred, (B) the Guarantor merges with or into, or consolidates with or amalgamates with, or transfers all or substantially all of its assets to, another Person in compliance with the covenant described under “— Certain Covenants — Merger, Consolidation or Sale of Assets,” (C) such Guarantor ceases to be a Subsidiary of the Issuer in connection with any (direct or indirect) sale of Capital Stock or other transaction; or (D) the notes are subject to legal defeasance or the indenture is satisfied and discharged as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge;” and (ii) such Guarantor is released from its guarantee of the Credit Agreement or (b) such Guarantor ceases to, or substantially contemporaneously with the release of such Guarantor’s obligation under its Guarantee hereunder will cease to, or at such time does not, guarantee the Issuer’s obligations under the Credit Agreement; provided that such Guarantor has delivered to the Trustee a certificate of a Responsible Officer and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.
Issuance in Euro
Initial holders will be required to pay for the notes in euros, and all payments of interest and principal, including payments made upon any redemption of the notes, will be payable in euros. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into dollars on the basis of the most recently available market exchange rate for euro. Any payment in respect of the notes so made in dollars will not constitute an event of default under the notes or the indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.
Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”
Ranking
Senior Debt
The notes will be general unsecured obligations of the Issuer that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all existing and future liabilities of the Issuer that are not so subordinated and will be effectively subordinated to (a) all of the Issuer’s Secured Debt, if any, to the extent of the value of the assets securing such Indebtedness and (b) liabilities of our Subsidiaries that do not guarantee the notes. In the event of bankruptcy, liquidation, reorganization or other winding up of the Issuer or the Guarantors or upon a default in payment with respect to, or the acceleration of, any senior secured Indebtedness, the assets of the Issuer and the Guarantors that secure such senior secured Indebtedness will be available to pay obligations on the notes and the Guarantees only after all Indebtedness under such senior secured Indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes and the Guarantees then outstanding.
Liabilities of Subsidiaries versus Notes
Some of the Subsidiaries of the Issuer will not guarantee the notes, and, as described above under “— Guarantees,” Guarantees of Subsidiaries may be released under certain circumstances. In addition, future Subsidiaries of the Issuer may not be required to guarantee the notes. Claims of creditors of any Subsidiaries that are not Guarantors, including trade creditors and creditors holding indebtedness or guarantees issued by such Subsidiaries, and claims of preferred stockholders of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Issuer, including holders of the notes. Accordingly, the notes and each Guarantee will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such Subsidiaries that are not Guarantors.
As of June 30, 2021:
•
the Issuer’s non-guarantor Subsidiaries collectively held $10.7 billion in assets; and

•
the Issuer’s non-guarantor Subsidiaries had $3.0 billion of liabilities, including trade payables.

The indenture does not impose any limitation on the incurrence of unsecured Indebtedness and preferred stock by the Issuer and certain of its Subsidiaries.

Redemption
Optional Redemption
The notes may be redeemed, in whole or in part, at the option of the Issuer upon not less than 10 nor more than 60 days’ prior notice sent to each holder’s registered address, at a redemption price equal to the greater of:
•
100% of the principal amount of the notes redeemed; and

•
the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the notes to be redeemed that would be due if such notes matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Bund Rate plus 20 basis points.

In addition, commencing on the Par Call Date, the Issuer may redeem the notes, in whole or in part, at any time and from time to time, upon not less than 10 nor more than 60 days’ prior notice sent to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
The Issuer may also acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.
Mandatory Redemption
The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.
Redemption for Tax Reasons
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States, or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change or amendment is announced and becomes effective after the date of this prospectus supplement, the Issuer becomes or will become obligated to pay Additional Amounts as described under the heading “— Payment of Additional Amounts” with respect to the notes (and such obligation cannot be avoided by taking reasonable measures available to the Issuer), then the Issuer may, at any time at its option, redeem, in whole, but not in part, the notes on not less than 15 nor more than 60 days prior notice to the holders of the notes, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest (if any) on the notes being redeemed to, but excluding, the redemption date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest date and Additional Amounts, if any, in respect thereof) and all Additional Amounts, if any, then due and which will become due on the redemption date as a result of the redemption or otherwise; provided, however, that the notice of redemption shall not be given earlier than 90 days before the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of the notes were then due and unless at the time such notice is given such obligation to pay Additional Amounts remains in effect (or will be in effect at the time of such redemption). Prior to any such notice of redemption, the Issuer will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and that the obligation to pay Additional Amounts cannot be avoided by taking reasonable measures available to it and (b) a written opinion of independent counsel selected by the Issuer to the effect that the Issuer has been or will become obligated to pay Additional Amounts.
The Trustee and paying agent will accept and will be entitled to conclusively rely upon the Officer’s Certificate and opinion of counsel as sufficient evidence of the satisfaction of the conditions precedent described above for the Issuer to exercise its right to redeem the notes, which determination will be conclusive and binding on the holders.
Payment of Additional Amounts
All payments by the Issuer or any Guarantor on the notes or any Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charges and any penalties, interest or additions to tax with respect thereto (each a “tax”) imposed by the United States, unless the withholding or deduction of such taxes is required by law or the official interpretation or administration thereof.
If any taxes imposed by the United States are required to be withheld or deducted in respect of any payment made under or with respect to the notes or any Guarantee, the Issuer or applicable Guarantor will, subject to the exceptions and limitations set forth below, pay additional amounts (“Additional Amounts”) as are necessary in order that the net amounts received in respect of such payments by each beneficial owner who is not a United States person after such withholding or deduction by any applicable withholding agent (including any withholding or deduction in respect of such Additional Amounts) will equal the amounts which would have been received in respect of such payments on any note or Guarantee in the absence of such withholding or deduction; provided, however, that the foregoing obligation to pay additional amounts shall not apply:
(a)
to any tax to the extent such tax is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or stockholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(i)
being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(ii)
having or having had any other connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights under the notes or any Guarantee), including being or having been a citizen or resident of the United States;

(iii)
being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(iv)
being or having been a “10-percent shareholder” of the Parent Guarantor as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”); or

(v)
being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code or any successor provisions;

(b)
to any holder that is not the sole beneficial owner of the notes or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(c)
to any tax to the extent such tax would not have been imposed but for the failure of the holder or the beneficial owner to comply with certification, identification or other information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from, or reduction of, such tax, but only to the extent that the holder or beneficial owner is legally eligible to provide such certification or other evidence;
(d)
to any tax that is imposed otherwise than by withholding or deduction in respect of a payment on the Notes or any Guarantee;

(e)
to any estate, inheritance, gift, sales, transfer, wealth or similar tax;

(f)
to any withholding or deduction that is imposed on a payment to a holder or beneficial owner and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(g)
to any tax required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

(h)
to any tax to the extent such tax would not have been imposed or levied but for the presentation by the holder or beneficial owner of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(i)
to any tax to the extent such tax is imposed or withheld solely by reason of the beneficial owner being a bank (1) purchasing the notes in the ordinary course of its lending business or (2) that is neither (A) buying the notes for investment purposes only nor (B) buying the notes for resale to a third-party that either is not a bank or holding the notes for investment purposes only;

(j)
to any tax imposed under sections 1471 through 1474 of the Code as of the issue date (or any amended or successor provision that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to current section 1471(b) of the Code (or any amended or successor version described above) or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement (or related laws or official administrative practices) implementing the foregoing; or

(k)
in the case of any combination of clauses (a) through (j).

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “— Payment of Additional Amounts,” the Issuer (or any Guarantor, if applicable) will not be required to make any payment for any tax imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.
The Issuer or applicable Guarantor will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld, or other evidence reasonably satisfactory to the Trustee, and will provide such copies or other evidence to the Trustee.
The foregoing obligations will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any successor to the Issuer or any Guarantor.
Repurchase at the Option of Holders
Change of Control Offer
If a Change of Control Event occurs, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control Event, the Issuer will send a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.
On the Change of Control Payment Date, the Issuer will, to the extent lawful:
(a)
accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(b)
deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(c)
deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

The Paying Agent will promptly distribute to each holder of notes properly tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof.
The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control Event will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Event, the indenture contains no provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
The Issuer will not be required to make a Change of Control Offer upon a Change of Control Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in the payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Event or conditional upon the occurrence of a Change of Control Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this covenant.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.
Also see “Risk Factors — Risks Related to the Notes and the Guarantees — We may be unable to purchase the notes upon a change of control event.”
Selection and Notice
If less than all of the notes under the indenture are to be redeemed at any time, the Transfer Agent will select the notes for redemption or purchase on a pro rata basis or by lot in minimum denominations of

€100,000 and integral multiples of €1,000 in excess thereof based on a method that most nearly approximates pro rata or by lot selection as is practicable in accordance with Clearstream and Euroclear guidelines, unless otherwise required by law or applicable stock exchange or depositary requirements.
The Transfer Agent will promptly notify the Issuer in writing of the notes selected for redemption or purchase and, in the case of any note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. No notes having principal of less than minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof shall be redeemed in part; except that if all of the notes of a holder are to be redeemed or purchased, the entire outstanding amount of the notes held by the holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of the indenture that apply to the notes called for redemption or purchase also apply to portions of the notes called for redemption or purchase.
Notices of redemption will be sent at least 10 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.
Notice of any redemption of the notes in connection with a transaction or an event may, at our discretion, be given prior to the completion or the occurrence thereof. Any redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of a related transaction or event (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in us or another entity). At our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. We will provide written notice to the trustee prior to the close of business two Business Days prior to the redemption date if any such redemption has been rescinded or delayed, and upon receipt the trustee will provide such notice to each holder of the notes to be redeemed in the same manner in which the notice of redemption was given.
If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. However, no notes of less than minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof will be redeemed in part. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption if funds sufficient to pay the redemption price have been deposited with a paying agent.
Certain Covenants
Liens
The Issuer will not, and will not permit any Subsidiary to, create, incur, issue, assume or guarantee any Indebtedness secured by a Lien (other than Permitted Liens) upon any Principal Property or Capital Stock of any Subsidiary that directly owns any Principal Property without in any such case making or causing to be made effective provision whereby the notes (together with, if the Issuer shall so determine, any other Indebtedness of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the notes) shall be secured equally and ratably with (or prior to) such Indebtedness, so long as such Indebtedness shall be so secured, unless after giving effect thereto, the aggregate amount (without duplication) of all such Indebtedness plus all Attributable Debt of the Issuer and its Subsidiaries in respect of any Sale and Leaseback Transaction would not exceed 15% of Consolidated Net Tangible Assets.
Sale / Lease-Back Transactions
The Issuer will not, and will not permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless,

(a)
the Issuer or such Subsidiary would be entitled to create, incur, issue, assume or guarantee Indebtedness secured by a Lien pursuant to the provisions described under “Certain Covenants — Liens” on the Principal Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the notes;

(b)
the Issuer or such Subsidiary shall apply, within 180 days of the effective date of any such arrangement, an amount not less than the greater of (i) the net proceeds of the sale of such Principal Property or (ii) the fair market value (as determined by the Board of Directors) of such Principal Property to either the prepayment or retirement (other than any mandatory prepayment or retirement) of Indebtedness incurred or assumed by the Issuer or such Subsidiary (other than Indebtedness owned by Issuer or any of its Subsidiaries) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Indebtedness, or to the acquisition, construction or improvement of a manufacturing plant or manufacturing facility; or

(c)
the Attributable Debt of the Issuer or such Subsidiary in respect of such Sale and Lease-Back Transaction and all other Sale and Lease-Back Transactions entered into after the Issue Date (other than any such Sale and Lease-Back Transaction as would be permitted as described in clauses (a) and (b) of this covenant, plus the aggregate principal amount of Indebtedness secured by Liens then outstanding (not including any such Indebtedness secured by Permitted Liens) which do not equally and ratably secure the notes (or secure the notes on a basis that is prior to other Indebtedness secured thereby) would not exceed 15% of Consolidated Net Tangible Assets.

Merger, Consolidation or Sale of Assets
Consolidation, Merger or Sale of Assets of the Issuer
The Issuer may not, directly or indirectly: (a) consolidate or merge with or into or wind up into another Person (whether or not the Issuer is the surviving Person); or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:
(i)
either: (1) the Issuer is the surviving Person; or (2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the jurisdiction of organization of the Issuer or the United States, any state of the United States, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, hereinafter referred to as the “Successor Company”);

(ii)
the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the notes and the indenture pursuant to agreements reasonably satisfactory to the Trustee;

(iii)
immediately after such transaction no Default or Event of Default exists;

(iv)
each Guarantor, unless it is the other party to the transactions described above, in which case clause (ii) shall apply, shall have confirmed in writing that its Guarantee shall apply to such Person’s obligations under the notes and the indenture; and

(v)
the Issuer shall have delivered to the Trustee a certificate from a Responsible Officer and an opinion of counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the indenture.

The Successor Company will succeed to, and be substituted for, the Issuer under the indenture and the notes. Notwithstanding the foregoing clauses (iii) and (iv), (x) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or to another Subsidiary and (y) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in a (or another) state of the United States, so long as the amount of Indebtedness of the Issuer and its Subsidiaries is not increased thereby.
Consolidation, Merger or Sale of Assets by a Guarantor
Subject to the provisions described under “— Guarantees — Release,” no Guarantor shall consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person, unless:
(a)
such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(b)
the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the indenture pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c)
immediately after such transaction no Default or Event of Default exists; and

(d)
the Issuer shall have delivered to the Trustee a certificate from a Responsible Officer and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the indenture.

The Successor Guarantor will succeed to, and be substituted for, such Guarantor under the indenture. Notwithstanding the foregoing, (i) a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of the Guarantor is not increased thereby, (ii) any Guarantor may merge into or transfer all or part of its properties and assets to the Issuer or another Guarantor and (iii) a transfer of assets or Capital Stock of any Guarantor shall be permitted (including all or substantially all the assets of any Guarantor). Notwithstanding anything to the contrary herein, except as expressly permitted under the indenture no Guarantor shall be permitted to consolidate with, merge into or transfer all or part of its properties and assets to the Parent Guarantor.
Additional Guarantees
After the Issue Date, the Issuer will cause each Subsidiary that guarantees any Indebtedness of the Issuer or any of the Guarantors under the Credit Agreement, in each case, substantially at the same time, to execute and deliver to the Trustee a Guarantee pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, interest and additional amounts, if any, on the notes and all other obligations under the indenture on the same terms and conditions as those set forth in the indenture.
Reports
Whether or not required by the Commission, so long as any notes are outstanding, the Issuer will electronically file with the Commission by the respective dates specified in the Commission’s rules and regulations (each a “Required Filing Date”), unless, in any such case, such filings are not then permitted by the Commission:
(a)
all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(b)
all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

If such filings with Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Issuer will, within 15 days of each Required Filing Date, transmit by mail to holders of the notes, as their names and addresses appear in the note register, without cost to such holders of the notes, and file with the Trustee copies of the information or reports that the Issuer would be required to file with the Commission pursuant to the first paragraph if such filing were then permitted.
So long as the Parent Guarantor complies with the requirements of Rules 3-10 and 13-01 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the notes pursuant to this covenant may, at the option of the Issuer, be filed by and be those of the Parent Guarantor rather than the Issuer.
The availability of the foregoing reports on the Commission’s EDGAR service (or successor thereto) shall be deemed to satisfy the Issuer’s delivery obligations to the Trustee and holders.
Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
Events of Default and Remedies
Under the indenture, an “Event of Default” is defined as any of the following:
(a)
the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the notes;

(b)
the Issuer defaults in the payment when due of interest on or with respect to the notes and such default continues for a period of 30 days;

(c)
the Issuer defaults in the performance of, or breaches any covenant, warranty or other agreement contained in the indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (a) or (b) above) and such default or breach continues for a period of 60 days after the notice specified below;

(d)
a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Subsidiary Guarantor (other than Indebtedness under a Qualified Securitization Financing) or the payment of which is guaranteed by the Issuer or any Subsidiary Guarantor (other than Indebtedness under a Qualified Securitization Financing) (other than Indebtedness owed to the Issuer or a Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (i) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100.0 million or more at any one time outstanding;

(e)
certain events of bankruptcy affecting the Issuer or any Guarantor that is a Significant Subsidiary; or

(f)
any Guarantee of a Significant Subsidiary fails to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor (other than the Parent Guarantor) denies or disaffirms its obligations under its Guarantee and such Default continues for 10 days.

If an Event of Default (other than an Event of Default specified in clause (e) above with respect to the Issuer) shall occur and be continuing, the Trustee or the holders of at least 25% in principal amount of outstanding notes under the indenture may declare the principal of and accrued interest on such notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (e) above with respect to the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the notes.
The indenture will provide that, at any time after a declaration of acceleration with respect to the notes issued under the indenture as described in the preceding paragraph, the holders of a majority in principal amount of the outstanding notes issued under the indenture may rescind and cancel such declaration and its consequences:
(a)
if the rescission would not conflict with any judgment or decree;

(b)
if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(c)
to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(d)
if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(e)
in the event of the cure or waiver of an Event of Default of the type described in clause (5) of the description above of Events of Default, the Trustee shall have received an Officers’ Certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.
The holders of a majority in principal amount of the notes issued under the indenture may waive any existing Default or Event of Default under the indenture, and its consequences, except a default in the payment of the principal of or interest on such notes.
In the event of any Event of Default specified in clause (e) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the notes, if within 20 days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.
Holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of the notes, unless such holders have offered to the Trustee indemnity reasonably satisfactory to it. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes issued under such indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.
The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any direct or indirect parent entity, as such, will have any liability for any obligations of the Issuer or any Guarantor under the notes, the indenture, any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance
The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes issued under the indenture (Legal Defeasance) except for:
(a)
the rights of holders of outstanding notes issued thereunder to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due from the trust referred to below;

(b)
the Issuer’s obligations with respect to the notes issued thereunder concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)
the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(d)
the Legal Defeasance provisions of the indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer released with respect to certain covenants that are described in the indenture (Covenant Defeasance) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes issued thereunder. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events of the Issuer but not its Subsidiaries) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes issued thereunder.
In order to exercise either Legal Defeasance or Covenant Defeasance under the indenture:
(a)
the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes issued thereunder, cash in euros, Euro-Denominated Designated Government Obligations, or a combination of cash in euros and Euro-Denominated Designated Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes issued thereunder on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to maturity or to a particular redemption date;

(b)
in the case of Legal Defeasance, the Issuer has delivered to the Trustee an opinion of counsel confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of the respective outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)
in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an opinion of counsel confirming that the beneficial owners of the respective outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)
no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith);

(e)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(f)
the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(g)
the Issuer must deliver to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver
Except as provided in the next three succeeding paragraphs, the indenture or the notes issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding issued under the indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes issued thereunder may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).
Without the consent of each holder affected, an amendment or waiver of the indenture may not (with respect to any notes held by a non-consenting holder):
(a)
reduce the principal amount of notes issued thereunder whose holders must consent to an amendment, supplement or waiver;

(b)
reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes issued thereunder (other than provisions relating to the covenant described above under the caption “— Repurchase at the Option of Holders — Change of Control Offer”);

(c)
reduce the rate of or change the time for payment of interest on any note issued thereunder;

(d)
waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes issued thereunder (except a rescission of acceleration of the notes issued thereunder by the holders of at least a majority in aggregate principal amount of the notes issued thereunder and a waiver of the payment default that resulted from such acceleration);

(e)
make any note payable in money other than that stated in the notes;

(f)
make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on the notes issued thereunder;

(g)
waive a redemption payment with respect to any note issued thereunder (other than a payment required by the covenant described above under the caption “— Change in Control Offer”);

(h)
modify the subsidiary Guarantees in any manner adverse to the holders of the notes; or

(i)
make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuer and the Trustee may amend or supplement the indenture or the notes issued thereunder:
(a)
to cure any ambiguity, defect or inconsistency;

(b)
to provide for uncertificated notes in addition to or in place of certificated notes;

(c)
to provide for the assumption of the Issuer’s obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the assets of the Issuer and its Subsidiaries;

(d)
to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(e)
to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(f)
to add a Guarantee of the notes; or

(g)
to conform the text of any provision of the indenture, the notes or Guarantees to any provision of this description of the notes to the extent such provision was intended to be a verbatim recitation of such provision, which intent shall be conclusively evidenced by an officers’ certificate to that effect.

Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:
(a)
either:

(i)
all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(ii)
all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable by reason of the sending of a notice of redemption or otherwise within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in euros, Euro-Denominated Designated Government Obligations, or a combination of cash in euros and Euro-Denominated Designated Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent accountants, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)
the Issuer has paid or caused to be paid all sums payable by them under the indenture; and

(c)
the Issuer has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the notes issued thereunder at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
If the Trustee becomes a creditor of the Issuer, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.
The holders of a majority in principal amount of the then outstanding notes issued under the indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
Notices
Notices to holders of the notes will be sent by mail or email to the registered holders, or otherwise in accordance with the procedures of the applicable depositary.
Governing Law
The indenture, the notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.
Certain Definitions
Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Lease-Back Transaction, as determined in good faith by the Issuer) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Board of Directors” means:
(a)
with respect to a corporation, the board of directors of the corporation;

(b)
with respect to a partnership (including a société en commandite par actions), the Board of Directors of the general partner or manager of the partnership; and

(c)
with respect to any other Person, the board or committee of such Person serving a similar function.

Unless otherwise specified, “Board of Directors” refers to the Board of Directors of the Parent Guarantor.
“Bund Rate” means, with respect to any redemption date, the rate per annum equal to the annual equivalent yield to maturity of the Comparable German Bund Issue calculated by the Quotation Agent,

assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date.
“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York or the place of payment, provided such day is also a London banking day and is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System, or any successor thereto, operates.
“Capital Stock” means:
(a)
in the case of a corporation, corporate stock;

(b)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)
in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any of the following:
(a)
the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than the Parent Guarantor or any Subsidiary of the Parent Guarantor; or

(b)
the Issuer or any of its Subsidiaries becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any Subsidiary of the Parent Guarantor) in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent entity.

“Change of Control Event” means the occurrence of both a Change of Control and a Rating Decline.
“Clearstream” means Clearstream Banking, S.A.
“Commission” means the Securities and Exchange Commission.
“Comparable German Bund Issue” means that German Bundesanleihe security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of the notes.
“Comparable German Bund Price” means, with respect to any redemption date, (a) the average of four Reference German Bund Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference German Bund Dealer Quotations, or (b) if the Quotation Agent obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations.
“Consolidated Net Tangible Assets” means, at any particular time, Consolidated Tangible Assets at such time after deducting therefrom all current liabilities, except for (i) notes and loans payable, and (ii) current maturities of the principal component of obligations in respect of capitalized leases, all as set forth on the most recent consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries and computed in accordance with GAAP.

“Consolidated Tangible Assets” means, at any particular time, the aggregate amount of all assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses (to the extent included in said aggregate amount of assets) and other like intangibles, as set forth on the most recent consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries and computed in accordance with GAAP.
“Credit Agreement” means that certain Credit Agreement, dated as of January 7, 2019, among the Parent Guarantor, the Issuer, Celanese Europe B.V., certain Subsidiaries of the Issuer from time to time party thereto as borrowers, each lender from time to time party thereto, Bank of America, N.A., as administrative agent, a swing line lender and an L/C issuer and the other swing line lenders and L/C issuers party thereto, including any related notes, guarantees, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Euro-Denominated Designated Government Obligations” means direct non-callable and nonredeemable obligations denominated in euros (in each case, with respect to the issuer thereof) of any member state of the European Union that is a member of the European Union provided that such member state has a long term government debt rating of “A1” or higher by Moody’s or A+ or higher by Standard & Poor’s or the equivalent rating category of another internationally recognized rating agency.
“Euroclear” means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“GAAP” means generally accepted accounting principles in the United States set forth in the Financial Accounting Standards Board Accounting Standards Codification or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. For purposes of this description of the Notes, the term “consolidated” with respect to any Person means such Person consolidated with its Subsidiaries.
“Gradation” means a gradation within a Rating Category or a change to another Rating Category, which shall include: (a) “+” and “−” in the case of S&P’s current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation), (b) 1, 2 and 3 in the case of Moody’s current Rating Categories (e.g., a decline from Ba1 to Ba2 would constitute a decrease of one gradation), or (c) the equivalent in respect of successor Rating Categories of S&P or Moody’s or Rating Categories used by Rating Agencies other than S&P and Moody’s.
“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.
“Guarantee” means any guarantee of the obligations of the Issuer under the indenture and the notes by a Guarantor in accordance with the provisions of the indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.
“Guarantor” means any Person that incurs a Guarantee of the notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with the indenture, such Person shall cease to be a Guarantor.

“Indebtedness” means any indebtedness for borrowed money.
“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by S&P and Baa3 (or the equivalent) by Moody’s, or the equivalent thereof under any new ratings system if the ratings system of any such agency shall be modified after the date of the indenture or an equivalent rating by any other Rating Agency.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.
“Issue Date” means September 10, 2021.
“Joint Venture” means any Person that is not a Wholly-Owned Subsidiary of the Issuer or any Subsidiary of the Issuer in which the Issuer or such Subsidiary makes an Investment.
“Lien” means any mortgage, security interest, pledge or lien.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Non-Recourse Indebtedness” means, with respect to any Joint Venture, any Indebtedness of such Joint Venture or its Subsidiaries that is, by its terms, recourse only to (i) the assets of, and/or Capital Stock in, such Joint Venture and its Subsidiaries and/or (ii) the assets of any Subsidiary that owns Capital Stock in such Joint Venture and owns no material assets other than (x) Capital Stock and other Investments in such Joint Venture and (y) cash and cash equivalents, and that is neither guaranteed by the Issuer or any of its Subsidiaries (other than such Joint Venture and its Subsidiaries) or would become the obligation of the Issuer or any of its Subsidiaries (other than such Joint Venture and its Subsidiaries) upon a default thereunder, other than (i) recourse for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings, and (ii) the existence of a guarantee that does not constitute a guarantee of payment of principal, interest or premium on Indebtedness.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Issuer.
“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the indenture.
“Outstanding Notes” means, collectively, the Company’s (i) 4.625% notes due November 15, 2022, (ii) 1.125% notes due September 26, 2023, (iii) 3.500% notes due May 8, 2024, (iv) 1.250% notes due February 11, 2025, (v) 1.400% notes due August 5, 2026 and (vi) 2.125% notes due March 1, 2027.
“Par Call Date” means June 10, 2028 (three months prior to the maturity date).
“Parent Guarantor” means Celanese Corporation, a Delaware corporation.
“Permitted Liens” means the following types of Liens:
(a)
Liens on such property, Capital Stock or Indebtedness existing as of the Issue Date;

(b)
Liens on such property or Capital Stock or Indebtedness of, any Person, which Liens are existing at the time such Person is merged into or consolidated with the Issuer or any Subsidiary;

(c)
Liens in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(d)
Liens on such property, Capital Stock or Indebtedness existing at the time of acquisition thereof (including acquisition through merger or consolidation);

(e)
Liens on such property, Capital Stock or Indebtedness to secure the payment of all or any part of the purchase price or improvement or construction cost thereof or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such property Capital Stock or Indebtedness, the completion of any construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost thereof;

(f)
Liens on any property of, or Capital Stock in, any Joint Venture (or any Subsidiary of a Joint Venture), or on any property of any Subsidiary of the Issuer that owns Capital Stock in such Joint Venture and owns no material assets other than (i) Capital Stock and other Investments in such Joint Venture and (ii) cash and cash equivalents, in each case, securing Non-Recourse Indebtedness of such Joint Venture;

(g)
Liens incurred in connection with a Sale and Leaseback Transaction satisfying the provisions under “Certain Covenants — Limitations on Sale and Leaseback Transactions”;

(h)
any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens permitted by clauses (a) through (g); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the same such property or shares of stock or Indebtedness that secured the Lien extended, renewed or replaced (plus improvements on such property); and

(i)
Liens for current taxes not yet due and payable or taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company’s consolidated financial statements in accordance with GAAP.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Principal Property” means any single parcel of real estate, any single manufacturing plant or any single warehouse, in each case owned by the Issuer or any of its Subsidiaries which is located within the U.S., the net book value of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such single parcel of real estate, any single manufacturing plant or any single warehouse that, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Issuer and its Subsidiaries as a whole.
“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) the Board of Directors shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, (b) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) and (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Issuer or any of its Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement and any Refinancing Indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.
“Quotation Agent” means a Reference German Bund Dealer appointed by the Issuer.
“Rating Agency” means each of (a) S&P and Moody’s or (b) if either S&P or Moody’s or both of them are not making ratings of the notes publicly available, a nationally recognized United States rating agency or agencies, as the case may be, selected by the Issuer, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means (a) with respect to S&P, any of the following categories (any of which may include a “+” or “−”): AAA, AA, A, BBB, BB, B, CCC, CC, C, R, SD and D (or equivalent successor categories); (b) with respect to Moody’s, any of the following categories (any of which may include a “1”, “2” or “3”): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, and C (or equivalent successor categories); and (c) the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.
“Rating Decline” means that at any time within the earlier of (a) 90 days after the date of public notice of a Change of Control, or of the Issuers’ or the Parent Guarantor’s intention or the intention of any Person to effect a Change of Control, and (b) the occurrence of the Change of Control (which period shall in either event be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by a Rating Agency which announcement is made prior to the date referred to in clause (b)), the rating of the notes is decreased by either Rating Agency by one or more Gradations and the rating by both Rating Agencies on the notes following such downgrade is not an Investment Grade Rating.
“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities selected by the Issuer in good faith.
“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference German Bund Dealer at 3:30 p.m., Frankfurt, Germany time, on the third Business Day preceding such redemption date.
“Responsible Officer” of any Person means any executive officer or financial officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of the indenture.
“Sale and Lease-Back Transaction” means the leasing by the Issuer or any of its Subsidiaries of any Principal Property, whether owned on the Issue Date or acquired thereafter (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Issuer and any of its Subsidiaries or between its Subsidiaries), which Principal Property has been or is to be sold or transferred by the Issuer or such Subsidiary to any party with the intention of taking back a lease of such Principal Property.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc. and any successor to its rating agency business.
“Secured Debt” means any Indebtedness secured by a Lien.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Securitization Assets” means any accounts receivable, inventory, royalty or revenue streams from sales of inventory subject to a Qualified Securitization Financing.
“Securitization Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any obligations in respect of any Swap Contract entered into by the Issuer or any such Subsidiary in connection with such Securitization Assets.
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Subsidiary” means a Wholly Owned Subsidiary of the Issuer (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Parent Guarantor or any Subsidiary of the Issuer transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Issuer or its Subsidiaries, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Parent Guarantor or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings) other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Guarantor and (c) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors or such other Person shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors or such other Person giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Parent Guarantor or any Subsidiary thereof which Parent Guarantor has determined in good faith to be customary in a Securitization Financing, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Subsidiary” means, with respect to any specified Person:
(a)
any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)
any partnership, joint venture, limited liability company or similar entity of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.
“United States Dollar Equivalent” means with respect to any monetary amount in a currency other than United States dollars, at any time of determination thereof, the amount of United States dollars obtained by translating such other currency involved in such computation into United States dollars at the spot rate for the purchase of United States dollars with the applicable other currency as published in the Financial Times on the date that is two Business Days prior to such determination.
“United States” means the United States of America, the states of the United States, and the District of Columbia.
“United States person” means any individual who is a citizen or resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust, if (a) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions or (b) it has a valid election in place under applicable United States Treasury regulations to be treated as a domestic trust.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM
We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.
The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited on the closing date with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositories. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear. So long as the notes are held in global form, Clearstream and Euroclear (or their respective nominees), as applicable, will be considered the sole holders of the global notes for all purposes under the Indenture governing the notes. As such, participants must rely on the procedures of Clearstream and Euroclear (or their respective nominees), as applicable, to exercise any rights of holders under the Indenture.
The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euros, except as described under the heading “Description of the Notes — Issuance in Euro.”
Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositories. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. The book-entry interests in the notes will not be held in definitive form. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.
The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.
Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.
Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.
We have been advised by Clearstream and Euroclear, respectively, as follows:
Clearstream
Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.
Euroclear
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:
•
transfers of securities and cash within Euroclear;

•
withdrawal of securities and cash from Euroclear; and

•
receipt of payment with respect to securities within Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.
Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.
Clearance and Settlement Procedures
We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the Business Day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same Business Day as in the United States. United States investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next Business Day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.
Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.
Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Certificated Notes
If the depositary for any of the notes represented by a registered global note is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in definitive form in exchange for the registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent of the trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, we may at any time determine that the notes shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain United States federal income tax consequences of the acquisition, ownership and disposition of the notes. It is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder (the “Treasury Regulations”) and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. No ruling from the Internal Revenue Service (the “IRS”) has been or is expected to be sought with respect to any aspect of the transactions described herein. Accordingly, no assurance can be given that the IRS will agree with the views expressed in this summary or that a court will not sustain any challenge by the IRS in the event of litigation.
This summary is limited to notes purchased for cash upon their initial issuance at their “issue price” (i.e., the first price at which a substantial amount of the notes is sold for money to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and held as capital assets within the meaning of Section 1221 of the Code. This summary does not address all of the United States federal income tax consequences that may be relevant to particular holders in light of their personal circumstances, or to certain types of holders that may be subject to special tax treatment (such as banks and other financial institutions, real estate investment trusts and regulated investment companies, employee stock ownership plans, entities treated as partnerships for United States federal income tax purposes or investors therein, former citizens or residents of the United States, controlled foreign corporations, corporations that accumulate earnings to avoid United States federal income tax, insurance companies, tax-exempt entities, dealers in securities, brokers, “United States holders” (as defined below) whose functional currency is not the United States dollar or who hold notes through a foreign entity or foreign account, non-United States trusts and estates with United States beneficiaries, persons subject to the alternative minimum tax, persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement or persons who hold the notes as a hedge or who hedge the interest rate on the notes). In addition, this summary does not include any discussion of the tax laws of any state, local or non-United States government that may be applicable to a particular holder, and does not consider any aspects of United States federal tax law other than United States federal income taxation (such as estate and gift taxes).
For purposes of this discussion, a “United States holder” is a beneficial owner of the notes that is, for United States federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if (a) a court within the United States can exercise primary supervision over its administration, and one or more United States persons have the authority to control all of the substantial decisions of that trust or (b) the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a United States trust.

For purposes of this discussion, a “non-United States holder” is a beneficial owner of the notes that is, for United States federal income tax purposes, an individual, corporation, estate or trust that is not a United States holder.
If an entity treated as a partnership for United States federal income tax purposes holds the notes, the United States federal income tax treatment of a partner in the partnership generally will depend on such partner’s particular circumstances and on the activities of the partnership. Partners in partnerships considering an investment in the notes should consult their own tax advisors.
If you are considering the purchase of the notes, you should consult your own tax advisor concerning the United States federal income tax consequences to you in light of your own specific situation, and any consequences arising under other United States federal tax laws or the laws of any other taxing jurisdiction.

Certain Contingent Payments
We may be obligated to pay an amount in excess of the stated interest and principal amount of the notes, as described under the headings “Description of the Notes — Redemption — Optional Redemption,” “— Payment of Additional Amounts” and “— Repurchase at the Option of Holders — Change of Control Offer.” Such a contingency could subject the notes to the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” Under these regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date of the notes, such contingencies in the aggregate are “remote” or are considered to be “incidental.” We believe and intend to take the position that the possibility of our making such contingent payments should be treated as remote and/or incidental. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. However, this determination is not binding on the IRS and is inherently factual, and we can give you no assurance that our position would be sustained if challenged by the IRS. A successful challenge of this position by the IRS could adversely affect the timing and amount of a holder’s income and would require a holder to treat any gain realized from a sale or other taxable disposition of a note as ordinary income rather than capital gain. The remainder of this disclosure assumes that the notes will not be considered contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt regulations and the consequences thereof.
Consequences to United States Holders
Payment of Interest
It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. Subject to the foreign currency rules discussed below, interest on the notes will generally be taxable to a United States holder as ordinary interest income as the interest accrues or is paid in accordance with the holder’s regular method of tax accounting.
A United States holder that uses the cash method of accounting for United States federal income tax purposes that receives a payment of interest on the notes will be required to include in income (as United States source ordinary income) the United States dollar value of the euro interest payment (determined by translating the euro received based on the spot rate of exchange on the date such payment is received) regardless of whether the payment is in fact converted to United States dollars at such time. A cash method United States holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such interest, but may have foreign currency exchange gain or loss attributable to the actual disposition of the euros so received. Under applicable U.S. Treasury regulations, the “spot rate” generally means a rate demonstrated to the satisfaction of the District Director or the Assistant Commissioner (International) that reflects a fair market rate of exchange available to the public for currency under a “spot contract” in a free market and involving representative amounts. A “spot contract” is a contract to buy or sell a currency on or before two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the IRS has the authority to determine the spot rate.
A United States holder that uses the accrual method of accounting for United States federal income tax purposes will be required to include in income (as United States source ordinary income) for each taxable year the United States dollar value of the interest in euros that has accrued with respect to the notes during such taxable year. In general, the United States dollar value of such accrued interest will be determined by translating such interest at the average spot rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average spot rate of exchange for the partial period within each taxable year. An accrual basis United States holder may elect, however, to translate such accrued interest into United States dollars using the spot rate of exchange on the last day of the interest accrual period or, with respect to an accrual period that spans two taxable years, using the spot rate of exchange on the last day of the portion of the accrual period within each taxable year. Alternatively, if the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a United States Holder that has made the election described in the prior sentence may translate such interest using the spot rate of exchange on the date of receipt. The above election will apply to all debt instruments held by an electing United States holder from year to year and may not be changed without the consent of the IRS.

A United States holder that uses the accrual method of accounting for United States federal income tax purposes will recognize foreign currency exchange gain or loss with respect to accrued interest on the date such interest is received (including upon the sale or other taxable disposition of a note, with respect to amounts attributable to accrued but unpaid interest). The amount of exchange gain or loss recognized will equal the difference, if any, between the United States dollar value of the euro payment received (determined based on the spot rate of exchange on the date such interest is received) and the United States dollar value of the interest income such United States holder previously included in income with respect to such payment, regardless of whether the payment is in fact converted to United States dollars at such time. Any such exchange gain or loss generally will constitute United States source ordinary income or loss.
Sale or Other Taxable Disposition of the Notes
Subject to the foreign currency rules discussed below, upon a sale, exchange, redemption, retirement or other taxable disposition of a note, a United States holder generally will recognize taxable gain or loss equal to the difference, if any, between (a) the amount of the cash and the fair market value of any property received on the sale or other taxable disposition (less an amount equal to any accrued and unpaid interest, which will be taxable as interest income as discussed above to the extent not previously included in income), and (b) the United States holder’s adjusted tax basis in the note.
If a United States holder receives foreign currency on such a sale, exchange, redemption, retirement or other taxable disposition of a note, the amount realized generally will be based on the United States dollar value of such foreign currency translated at the spot rate of exchange on the date of such disposition. In the case of a note that is considered to be traded on an established securities market for tax purposes, a cash basis United States holder and, if it so elects, an accrual basis United States holder, will determine the United States dollar value of such foreign currency by translating such amount at the spot rate of exchange on the settlement date of the disposition. The special election available to accrual basis United States holders in regard to the sale or other disposition of notes traded on an established securities market must be applied consistently to all debt instruments held by the United States holder from year to year and cannot be changed without the consent of the IRS. If a note is not traded on an established securities market (or, if a note is so traded, but the relevant United States holder is an accrual basis taxpayer that has not made the settlement date election), a United States holder will recognize foreign currency exchange gain or loss to the extent that there are exchange rate fluctuations between the disposition date and the settlement date.
A United States holder’s adjusted tax basis in a note generally will be equal to the holder’s United States dollar cost therefor. If a United States holder uses foreign currency to purchase a note, the cost of the note generally will be the United States dollar value of the foreign currency purchase price determined at the spot rate of exchange on the date of purchase. The conversion of United States dollars to a foreign currency and the immediate use of that currency to purchase a note generally will not result in taxable gain or loss for a United States holder.
Any gain or loss (other than foreign currency exchange gain or loss, discussed below) realized on the sale, exchange, redemption, retirement or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the disposition the United States holder’s holding period in the note exceeds one year. Long-term capital gains of non-corporate United States holders generally will be taxed at preferential rates. The deductibility of capital losses is subject to limitations.
Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, United States holders may recognize exchange gain or loss that is attributable to fluctuations in currency exchange rates with respect to the principal amount of such note. Exchange gain or loss attributable to fluctuations in currency exchange rates with respect to the principal amount of a note generally will equal the difference, if any, between (a) the United States dollar value of the United States holder’s foreign currency purchase price for the note, determined at the spot rate of exchange on the date the United States holder disposes of the note (or on the settlement date, if the notes are traded on an established securities market and the holder is either a cash basis United States holder or an electing accrual basis United States holder) and (b) the United States dollar value of the United States holder’s purchase price for the note, determined at the spot rate of exchange on the date the United States holder purchased such note. Any such exchange gain or loss generally will constitute United States source ordinary income or loss. In addition, upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a United States holder may realize exchange gain or loss attributable to amounts received with respect to accrued and unpaid interest, if any, which will be treated as discussed above under “— Payment of Interest.” However, upon a sale, exchange, redemption, retirement or other taxable disposition of a note, a United States Holder will realize any exchange gain or loss (including with respect to principal and accrued interest) only to the extent of total gain or loss realized by such United States holder on such disposition.
Exchange of Foreign Currencies
On a sale or other taxable disposition of a euro, a United States holder generally will recognize gain or loss in an amount equal to the difference, if any, between (a) the amount of United States dollars, or the fair market value in United States dollars of any other property, received by such United States holder in such disposition and (b) the United States holder’s tax basis in the euro. A United States holder will have a tax basis in any euros received as interest or upon the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the United States dollar value thereof at the spot rate of exchange in effect on the date of receipt of the euros.
Any gain or loss realized by a United States holder on a sale or other disposition of euros, including their exchange for United States dollars, will generally be United States source ordinary income or loss.
Reportable Transaction Reporting
Treasury Regulations meant to require the reporting of certain tax shelter transactions cover certain transactions generally not regarded as tax shelters, including, in certain circumstances, a sale, exchange, redemption or other taxable disposition of a note or euro received in respect of such a note on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the holder recognizes a loss that equals or exceeds certain threshold amounts (including, in the case of a foreign currency loss, $50,000 in a single transaction for an individual or trust, and higher amounts for non-individual, non-trust taxpayers). United States holders are advised to consult their tax advisors to determine the reporting obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886 as part of their United States federal income tax returns.
Medicare Tax
Certain United States holders who are individuals, estates or certain trusts generally must pay an additional 3.8% Medicare tax on the lesser of (a) the United States person’s “net investment income” for the relevant taxable year and (b) the excess of the United States person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income will generally include interest income and net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A United States holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes.
Information Reporting and Backup Withholding
In general, a United States holder of the notes will be subject to backup withholding with respect to payments of interest on the notes, and the proceeds of a sale or other disposition (including a retirement or redemption) of the notes, at the applicable tax rate (currently at a rate of 24%), unless such holder (a) is an entity that is exempt from backup withholding and, when required, demonstrates this fact, or (b) provides the applicable withholding agent with its taxpayer identification number (“TIN”), certifies that the TIN provided is correct and that the holder has not been notified by the IRS that such holder is subject to backup withholding due to prior underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such amounts will generally be subject to information reporting requirements. A United States holder that does not provide the applicable withholding agent with its correct TIN may be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amount withheld from a payment to a United States holder may be allowed as a credit against such holder’s United States federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Consequences to Non-United States Holders
Payment of Interest
Subject to the discussion below of information reporting and backup withholding and FATCA (as defined below), under the “portfolio interest exemption,” a non-United States holder will generally not be subject to United States federal income tax (or any United States federal withholding tax) on payments of interest (including any additional amounts paid in respect of any tax withheld) on the notes that is not effectively connected with the non-United States holder’s trade or business, provided that:
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the non-United States holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote;

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the non-United States holder is not, and is not treated as, a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

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the non-United States holder is not a “controlled foreign corporation” that is related (actually or constructively) to the Issuer; and

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certain certification requirements are met.

Under current law, the certification requirement will be satisfied in any of the following circumstances:
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If a non-United States holder provides to the applicable withholding agent a statement on an IRS Form W-8BEN or W-8BEN-E (or a suitable successor or substitute form), as applicable, together with all appropriate attachments, signed under penalties of perjury, identifying the non-United States holder by name and address and stating, among other things, that the non-United States holder is not a United States person.

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If a note is held through a securities clearing organization, bank or another financial institution that holds customers’ securities in the ordinary course of its trade or business, (a) the non-United States holder provides an IRS Form W-8BEN or W-8BEN-E (or a suitable successor or substitute form), as applicable, to such organization or institution, and (b) such organization or institution, under penalty of perjury, certifies to us that it has received such a form from the beneficial owner or another intermediary and furnishes the applicable withholding agent with a copy thereof.

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If a foreign financial institution or other foreign intermediary that holds the note on behalf of the non-United States holder has entered into a withholding agreement with the IRS and submits an IRS Form W-8IMY (or a suitable successor or substitute form) and certain other required documentation to the applicable withholding paying agent.

If the requirements of the portfolio interest exemption described above are not satisfied, a 30% United States federal withholding tax will apply to the gross amount of interest on the notes that is paid to a non-United States holder, unless either: (a) an applicable income tax treaty reduces or eliminates such tax, and the non-United States holder claims the benefit of that treaty by providing a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E (or a suitable successor or substitute form), as applicable, establishing qualification for benefits under the treaty, or (b) the interest is effectively connected with the non-United States holder’s conduct of a trade or business in the United States and the non-United States holder provides an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI (or a suitable successor or substitute form), as applicable.
If a non-United States holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, the non-United States holder will be required to pay United States federal income tax on that interest on a net income basis in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. If a non-United States holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any interest income that is effectively connected with a United States trade or business will be subject to United States federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such income is both effectively connected with the non-United States holders’ trade or business in the United States and attributable to a permanent establishment (or a fixed base in the case of an individual) maintained by the non-United States holder in the United States, provided that the non-United States holder claims the benefit of the treaty by properly submitting an IRS Form W-8BEN or W-8BEN-E (or a suitable successor or substitute form), as applicable. In addition, a non-United States holder that is classified as a foreign corporation for United States federal income tax purposes may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.
Sale or Other Taxable Disposition of the Notes
Subject to the discussion below of information reporting and backup withholding and FATCA, a non-United States holder generally will not be subject to United States federal income tax (or any United States federal withholding tax) on any gain realized by such holder upon a sale, exchange, redemption, retirement at maturity or other taxable disposition of a note (other than any amount representing accrued and unpaid interest, which will be taxable as interest income as discussed above), unless:
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the non-United States holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met; or

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the gain is effectively connected with the conduct of a United States trade or business of the non-United States holder.

If the first exception applies, the non-United States holder generally will be subject to United States federal income tax at a rate of 30% (unless a lower treaty rate applies) on the amount by which its United States-source capital gains exceed its United States-source capital losses. If the second exception applies, the non-United States holder will be subject to United States federal income tax on the net gain derived from the sale or other taxable disposition of the notes in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. In addition, corporate non-United States holders may be subject to a branch profits tax of 30% (or a lower applicable treaty rate) on any effectively connected earnings and profits, subject to adjustments. If a non-United States holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, the United States federal income tax treatment of any such gain may be modified in the manner specified by the treaty.
Information Reporting and Backup Withholding
When required, the applicable withholding agent will report to the IRS and to each non-United States holder the amount of any interest paid on the notes in each calendar year, and the amount of United States federal income tax withheld, if any, with respect to these payments. Copies of these information returns may also be made available to the tax authorities of the country in which you reside under the provisions of a specific treaty or agreement.
Payments of interest will be subject to backup withholding (currently at a rate of 24%) unless the non-United States holder certifies as to its non-United States status or otherwise establishes an exemption from backup withholding, and will be subject to information reporting in any event.
Payments of the proceeds from a sale or other disposition (including a retirement or redemption) of a note to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, generally will apply to those payments (unless the non-United States holder certifies its non-United States status) if the broker is: (a) a United States person, (b) a controlled foreign corporation for United States federal income tax purposes, (c) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a United States trade or business, or (d) a foreign partnership with specified connections to the United States.
Payment of the proceeds from a sale or other disposition (including a retirement or redemption) of a note to or through the United States office of a broker will be subject to information reporting and backup withholding unless the non-United States holder certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amount withheld from a payment to a non-United States holder may be allowed as a credit against such holder’s United States federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax (“FATCA Withholding”) may apply to “withholdable payments,” which include any interest income paid on the notes to (a) a foreign financial institution (whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution complies with the requirements imposed by FATCA to collect and report (to the U.S. or another relevant taxing authority) substantial information regarding such institution’s U.S. account holders and meets certain other specified requirements or (b) a non-financial foreign entity (whether such non-financial foreign entity is the beneficial owner or an intermediary), unless such entity certifies that it does not have any “substantial United States owners” or provides certain information regarding the entity’s “substantial United States owners” and such entity meets certain other specified requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. In addition, subject to the discussion below regarding proposed Treasury Regulations, FATCA Withholding may apply to the gross proceeds payable upon the sale, exchange, redemption, retirement or maturity of the notes. However, recently proposed Treasury Regulations eliminate FATCA Withholding on payments of gross proceeds. Taxpayers may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. There can be no assurance that final Treasury Regulations would provide an exemption from FATCA Withholding for gross proceeds.
You should consult your own tax advisors regarding FATCA and whether it may be relevant to your purchase, ownership and disposition of the notes.

UNDERWRITING
Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.
Underwriter	Principal Amount of Notes
Deutsche Bank AG, London Branch	€100,000,000.00
J.P. Morgan Securities plc	100,000,000.00
Merrill Lynch International	100,000,000.00
Barclays Bank PLC	40,000,000.00
Citigroup Global Markets Limited	40,000,000.00
SMBC Nikko Capital Markets Limited	40,000,000.00
UniCredit Bank AG	40,000,000.00
Morgan Stanley & Co. International plc	13,350,000.00
MUFG Securities EMEA plc	13,350,000.00
Commerzbank Aktiengesellschaft	13,300,000.00
Total	€500,000,000.00
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities. We have also agreed to reimburse the underwriters for their legal and other expenses incurred in connection with the offering.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price or any other term of the offering may be changed. The underwriters may offer and sell notes through certain of their affiliates.
The expenses of the offering, not including the underwriting discount, are estimated to be $1 million and are payable by us.
New Issue of Notes
The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Although the underwriters have informed us that they currently intend to make a market in the notes after we complete the offering, they have no obligation to do so and may discontinue making a market in the notes at any time without notice. We cannot assure you that liquid trading markets for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable.
Settlement
We expect that delivery of the notes will be made to investors on or about September 10, 2021, which will be the fifth Business Day following the date of pricing of the notes (such settlement being referred to as T+5). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in two Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to two Business Days before their delivery will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to two Business Days before their delivery should consult their advisors.
Short Positions
In connection with the offering, Deutsche Bank AG, London Branch, as stabilizing manager (the “Stabilizing Manager”), or any person acting on behalf of the Stabilizing Manager, may over allot or effect transactions which stabilize or maintain the market price of the notes at levels which might not otherwise prevail. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the Stabilizing Manager of a greater principal amount of notes than it is required to purchase in the offering. The Stabilizing Manager must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the Stabilizing Manager is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the Stabilizing Manager’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Sales in the United States may be made through certain affiliates of the underwriters. One or more of the Underwriters may use affiliates or other appropriately licensed entities for sales of the notes in jurisdictions in which such Underwriters are not otherwise permitted.
Certain of the underwriters or their respective affiliates have a lending relationship with us, and as a result certain of these underwriters or their respective affiliates routinely hedge, and certain of those underwriters or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.
Certain of the underwriters and/or their affiliates hold Tender Offer Notes. To the extent the underwriters and/or their affiliates tender Tender Offer Notes in the Tender Offer or have their Tender Offer Notes repurchased or redeemed, they may receive a portion of the net proceeds from this offering. In addition, Deutsche Bank Trust Company Americas is acting as paying agent, registrar and transfer agent and Deutsche Bank AG, London Branch is acting as stabilizing manager for the notes offered hereby. Citigroup Global Markets Inc., Merrill Lynch International and UniCredit Bank AG are acting as the dealer managers for the Tender Offer.
Notice to Prospective Investors in the EEA
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement or the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.
MIFID II product governance / Professional investors and ECPs only target market
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
In addition, in the UK, this prospectus supplement and the accompanying prospectus is being distributed only, and is directed only at qualified investors within the meaning of Article 2 of the UK Prospectus Regulation who: (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, (iii) are outside the UK, and/or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of the notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the UK, this prospectus supplement and the accompanying prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons and any investment or investment activity to which this prospectus supplement and accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.
This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”) and has been prepared on the basis that any offer of the Notes in the U.K. will be made pursuant to an exemption under the UK Prospectus Regulation from a requirement to publish a prospectus for offers of securities.
UK MiFIR product governance / Professional investors and ECPs only target market
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Notice to Prospective Investors in Hong Kong
Neither this prospectus supplement nor the accompanying prospectus has been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The notes will not be offered or sold in Hong Kong other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus’ as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Singapore
Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Singapore Securities and Futures Act Product Classification
Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Australia
No prospectus, disclosure document, offering material or advertisement in relation to the notes has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Accordingly, a person may not (a) make, offer or invite applications for the issue, sale or purchase of notes within, to or from Australia (including an offer or invitation which is received by a person in Australia) or (b) distribute or publish this prospectus supplement, the accompanying prospectus, or any other prospectus, disclosure document, offering material or advertisement relating to the notes in Australia, unless (i) the minimum aggregate consideration payable by each offeree is the United States dollar equivalent of at least A$500,000 (disregarding moneys lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Act 2001 (CWLTH) of Australia; and (ii) such action complies with all applicable laws and regulations.

Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has been or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement and the accompanying prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.
Notice to Investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Korea
The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”) and the Notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the notes, any acquirer of the Notes who was solicited to buy the notes in Korea is prohibited from transferring any of the Notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the Notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the notes.

Each agent has represented and agreed that it has not offered, sold or delivered the notes directly or indirectly, or offered or sold the notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea and will not offer, sell or deliver the notes directly or indirectly, or offer or sell the notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FSCMA, the FETL and other relevant laws and regulations of Korea.

LEGAL MATTERS
The validity of the notes and guarantees will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. The validity of the notes and the guarantees will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS
The consolidated financial statements of the Company as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2020 consolidated financial statements refers to a change in accounting principle as of January 1, 2019 for the adoption of Financial Accounting Standards Board’s Accounting Standards Update, 2016-02, Leases.

PROSPECTUS
Celanese Corporation
COMMON STOCK
PREFERRED STOCK
GUARANTEES OF DEBT SECURITIES
Celanese US Holdings LLC
DEBT SECURITIES

Celanese Corporation and/or Celanese US Holdings LLC, a wholly-owned subsidiary of Celanese Corporation, may offer from time to time to sell one or more of the securities described in this prospectus separately or together in any combination. The direct and indirect wholly-owned subsidiaries of Celanese US Holdings LLC that are identified as co-registrants in the registration statement containing this prospectus may guarantee the debt securities of Celanese US Holdings LLC.
Each time we offer securities using this prospectus, we will provide specific terms and offering prices in supplements to this prospectus. The prospectus supplements may also add, update or change the information contained in this prospectus and will also describe the specific manner in which we will offer these securities. You should carefully read this prospectus and the applicable prospectus supplement, including the information incorporated by reference, prior to investing in our securities.
We may offer and sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any commissions or discounts.
Celanese Corporation’s common stock is listed on the New York Stock Exchange under the symbol “CE.”
The principal executive offices of Celanese Corporation and Celanese US Holdings LLC are located at 222 W. Las Colinas Blvd., Suite 900N, Irving, Texas 75039-5421, and the telephone number for each is (972) 443-4000.

Investing in our securities involves risks. We discuss risk factors relating to our company in filings we make with the Securities and Exchange Commission, including under “Risk Factors” in our most recently filed Annual Report on Form 10-K and in our subsequent periodic filings. The prospectus supplement relating to a particular offering of securities may discuss certain risks of investing in those securities. You should carefully consider these risk factors and risks before deciding to purchase any securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 6, 2020.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (“Securities Act”), using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus; accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities by any underwriters, net proceeds, the plan of distribution and the other specific terms related to the offering of the securities.
You should rely only on the information in this prospectus, and any supplement to this prospectus, including the information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus and any prospectus supplement is accurate only as of the date indicated on the front cover of these documents or the date of the document incorporated by reference. Our business, financial condition, results of operations, and other information contained in this prospectus and any prospectus supplement may have changed since that date.
As used throughout this prospectus, unless the context otherwise requires or indicates:
•
“Celanese” means Celanese Corporation, and not its subsidiaries;

•
“Celanese US” means Celanese US Holdings LLC, a wholly-owned subsidiary of Celanese, and not its subsidiaries; and

•
“Company,” “we,” “our” and “us” refer to Celanese and its subsidiaries, including Celanese US, on a consolidated basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain parts of this prospectus and any prospectus supplement, and the documents incorporated by reference contain forward-looking statements, as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions, as they relate to us, are intended to identify forward-looking statements, including statements that relate to such matters as planned and expected capacity increases and utilization rates; anticipated capital spending; environmental matters; legal proceedings; sources of raw materials and exposure to, and effects of, hedging of raw material and energy costs and foreign currencies; interest rate fluctuations; global and regional economic, political, business and regulatory conditions; expectations, strategies and plans for individual assets and products, business segments, as well as for the whole Company; cash requirements and uses of available cash; financing plans; pension expenses and funding; anticipated restructuring, divestiture and consolidation activities; planned construction or operation of facilities; cost reduction and control efforts and targets and integration of acquired businesses.
These statements reflect our current views and beliefs with respect to future events at the time that the statements are made, are not historical facts or guarantees of future performance and are subject to significant risks, uncertainties and other factors that are difficult to predict and many of which are outside of our control. Further, certain forward-looking statements are based upon assumptions as to future events that may not prove to be accurate and, accordingly, should not have undue reliance placed upon them.

The following factors could cause our actual results to differ materially from those results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things:
•
changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate;

•
the length and depth of product and industry business cycles, particularly in the automotive, electrical, textiles, electronics and construction industries;

•
changes in the price and availability of raw materials, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, wood pulp and fuel oil and the prices for electricity and other energy sources;

•
the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases;

•
the ability to maintain plant utilization rates and to implement planned capacity additions, expansions and maintenance;

•
the ability to reduce or maintain current levels of production costs and to improve productivity by implementing technological improvements to existing plants;

•
increased price competition and the introduction of competing products by other companies;

•
the ability to identify desirable potential acquisition targets and to consummate acquisition or investment transactions, including obtaining regulatory approvals, consistent with our strategy;

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market acceptance of our technology;

•
the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to us;

•
changes in applicable tariffs, duties and trade agreements, tax rates or legislation throughout the world including, but not limited to, adjustments, changes in estimates or interpretations that may impact recorded or future tax impacts associated with the Tax Cuts and Jobs Act (the “TCJA”);

•
changes in the degree of intellectual property and other legal protection afforded to our products or technologies or the theft of such intellectual property;

•
compliance and other costs and potential disruption or interruption of production or operations due to accidents, interruptions in sources of raw materials, cyber security incidents, terrorism or political unrest, public health crises (including, but not limited to, the coronavirus outbreak), or other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, the occurrence of acts of war or terrorist incidents or as a result of weather, natural disasters, or other crises including public health crises;

•
potential liability for remedial actions and increased costs under existing or future environmental regulations, including those relating to climate change;

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potential liability resulting from pending or future claims or litigation, including investigations or enforcement actions, or from changes in the laws, regulations or policies of governments or other governmental activities, in the countries in which we operate;

•
changes in currency exchange rates and interest rates;

•
our level of indebtedness, which could diminish our ability to raise additional capital to fund operations or limit our ability to react to changes in the economy or the chemicals industry; and

•
various other factors, both referenced and not referenced in this prospectus.

Additional information regarding these and other factors may be contained in our filings with the SEC incorporated herein by reference, especially on Forms 10-K, 10-Q and 8-K. See “Incorporation by Reference” herein. Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this prospectus as anticipated, believed, estimated, expected, intended, planned or projected. Except as required by law, we neither intend nor undertake any obligation, and disclaim any duty, to update these forward-looking statements, which speak only as of their respective dates.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available at the SEC’s EDGAR website at http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange (the “NYSE”), 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you can call (212) 656-5060.
We also make available free of charge on or through our website, http://www.celanese.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with them. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Information that we later provide to the SEC, and which is deemed “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. We specifically are incorporating by reference the following documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 6, 2020; and

•
the description of our common stock, par value $0.0001, contained in our Form 8-A/A filed with the SEC on September 18, 2018 and any amendment or report updating such description.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities registered by this registration statement, with the exception of any information furnished to, and not deemed file with, the SEC.
You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us in writing or by telephone at the following address or telephone number:
Celanese Corporation
Attention: Investor Relations
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039-5421
Telephone: (972) 443-4000
OUR COMPANY
We are a global chemical and specialty materials company. We are a leading global producer of high performance engineered polymers that are used in a variety of high-value applications, as well as one of the world’s largest producers of acetyl products, which are intermediate chemicals, for nearly all major industries. As a recognized innovator in the chemicals industry, we engineer and manufacture a wide variety of products essential to everyday living. Our broad product portfolio serves a diverse set of end-use applications including automotive, chemical additives, construction, consumer and industrial adhesives, consumer and medical, energy storage, filtration, food and beverage, paints and coatings, paper and packaging, performance industrial and textiles. For more information about our business, please refer to the “Business” section in our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC and incorporated by reference in this prospectus.
SUBSIDIARY GUARANTORS
Our subsidiary co-registrants, which we refer to as “subsidiary guarantors,” may fully and unconditionally guarantee any series of debt securities offered by this prospectus and related prospectus supplement. The applicable prospectus supplement for that series of debt securities will describe the terms of the guarantee by the subsidiary guarantors. The subsidiary guarantors are US subsidiaries which are all direct or indirect, wholly-owned subsidiaries of Celanese US.
USE OF PROCEEDS
Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from any sale of the securities for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.
DESCRIPTION OF CAPITAL STOCK
The following is a summary of select provisions of Celanese’s capital stock, as well as other certain provisions of Celanese’s Second Amended and Restated Certificate of Incorporation, as amended (the “Charter”), and Sixth Amended and Restated By-laws, as amended (the “By-laws”). The descriptions set forth below are qualified in their entirety by reference to the relevant provisions of the Charter and By-laws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.
Authorized Capitalization
As of January 30, 2020, the Company’s authorized capital stock consisted of (i) 400,000,000 shares of common stock (“Common Stock”), par value $0.0001 per share, of which 168,973,893 shares were issued and 119,555,928 shares were outstanding, and (ii) 100,000,000 shares of preferred stock, par value $0.01 per share, of which none were issued and outstanding.
Common Stock
Voting Rights.   Holders of Common Stock are entitled to one vote per share on all matters with respect to which the holders of Common Stock are entitled to vote. The holders of Common Stock do not have cumulative voting rights in the election of directors.
Dividend Rights.   Holders of Common Stock are entitled to receive dividends if, as and when dividends are declared from time to time by Celanese’s board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below, if any. The Company’s senior credit facilities and indentures impose restrictions on its ability to declare dividends with respect to Celanese’s Common Stock. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, results of operations, cash requirements, financial condition, contractual restrictions and factors that the board of directors may deem relevant.
Liquidation Rights.   Upon liquidation, dissolution or winding up, the holders of Common Stock will be entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.
Other Matters.   The Common Stock has no preemptive rights and, if fully paid, is not subject to further calls or assessment by Celanese. There are no redemption or sinking fund provisions applicable to the Common Stock. All shares of Celanese’s outstanding Common Stock are fully paid and non-assessable, and the shares of Celanese’s Common Stock offered under this registration statement, upon payment and delivery in accordance with the underwriting agreement, will be fully paid and non-assessable.
Preferred Stock
Celanese’s Charter authorizes the board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:
•
the designation of the series;

•
the number of shares of the series, which the board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•
whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•
the dates at which dividends, if any, will be payable;

•
the redemption rights and price or prices, if any, for shares of the series;

•
the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•
the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Celanese;

•
whether the shares of the series will be convertible into shares of any other class or series, or any other security, of Celanese or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•
restrictions on the issuance of shares of the same series or of any other class or series; and

•
the voting rights, if any, of the holders of the series.

Anti-Takeover Effects of Certain Provisions of Our Charter and By-laws
Certain provisions of Celanese’s Charter and By-laws, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.
Conflicts of Interest
As permitted by Delaware law, the Celanese’s Charter renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, business opportunities specified in the Charter. The Celanese’s Charter provides that none of any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us. In addition, in the event that any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for himself or his affiliates and for us or our affiliates, such non-employee director will have no duty to communicate or offer such transaction or business opportunity to us and may take any such opportunity for themselves or offer it to another person or entity. The Celanese’s Charter does not renounce our interest in any business opportunity expressly offered to a non-employee director solely in his or her capacity as a director or officer of Celanese. No business opportunity offered to any non-employee director will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under the Celanese’s Charter, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Removal of Directors
Celanese’s Charter and By-laws provide that directors may be removed with or without cause and only upon the affirmative vote of holders of at least 80% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, Celanese’s Charter also provides that any newly created directorships and any vacancies on the board of directors will be filled only by the affirmative vote of the majority of remaining directors.
No Cumulative Voting
The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the charter provides otherwise. Celanese’s Charter does not expressly provide for cumulative voting.
Calling of Special Meetings of Stockholders; Stockholder Action by Written Consent
Celanese’s Charter provides that a special meeting of stockholders may be called at any time only by the chairman of the board of directors, the board or a committee of the board of directors which has been granted such authority by the board.
The DGCL permits stockholder action by written consent unless otherwise provided by a company’s charter. Celanese’s Charter precludes stockholder action by written consent.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Celanese’s By-laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.
Generally, to be timely, a stockholder’s notice must be received at Celanese’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date on which the proxy materials for the previous year’s annual meeting were first mailed. Celanese’s By-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.
Proxy Access
Celanese’s By-laws provide that a stockholder, or a group of up to 20 stockholders, that has continuously owned at least three percent of the outstanding common stock for three years, may nominate and include in Celanese’s annual meeting proxy materials a number of director nominees not to exceed the greater of two or 20% of the number of Celanese directors then serving on the Board of Directors (rounded down to the nearest whole number), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-laws. Such nominations are subject to additional eligibility, procedural and disclosure requirements set forth in the By-laws, including the requirement that Celanese must receive notice of such nominations not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.
Supermajority Provisions
Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation’s certificate of incorporation, and the affirmative vote of the majority of the shares entitled to vote, present in person or represented by proxy at any meeting at which a quorum is present, is required to amend a corporation’s by-laws, unless the certificate of incorporation or by-laws (in the case of amendments to the by-laws) requires a greater percentage. Celanese’s Charter provides that the following provisions in the Charter and By-laws may be amended only by a vote of at least 80% of the voting power of all of the outstanding shares of our stock entitled to vote in the election of directors, voting together as a single class:

•
the removal of directors;

•
the filling of vacancies on the board of directors and newly created directorships;

•
the advance notice requirements for stockholder proposals and director nominations;

•
the ability to call a special meeting of stockholders being vested solely in the chairman of the board of directors, the board of directors, or a committee of the board of directors (if duly authorized to call special meetings);

•
the provisions regarding stockholder action by written consent; and

•
the amendment provision requiring that the above provisions be amended only with an 80% supermajority vote.

In addition, Celanese’s Charter grants the board of directors the authority to amend and repeal the By-laws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or Celanese’s Charter.
Exclusive Forum
Celanese’s By-laws provides that a state court located within the State of Delaware (or if no state court located in Delaware has jurisdiction, then the federal court for the District of Delaware) will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty owed by any of our directors or officers to us or our stockholders, any action asserting a claim against us or any of our directors or officers arising pursuant to any provision of the DGCL or our Certificate of Incorporation or By-laws (as either may be amended from time to time) or any action asserting a claim against us or any of our directors or officers governed by the internal affairs doctrine, unless Celanese consents in writing to another jurisdiction.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Celanese’s Charter includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:
•
for breach of duty of loyalty;

•
for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•
under Section 174 of the DGCL (unlawful dividends or stock repurchases and redemptions); or

•
for transactions from which the director derived improper personal benefit.

Celanese’s Charter and By-laws provide that the Company must indemnify its directors and officers to the fullest extent authorized by the DGCL. Celanese is also required to advance certain expenses (including attorneys’ fees and disbursements and court costs) incurred by officers and directors in defending a covered proceeding and expressly authorize to carry directors’ and officers’ insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability and indemnification provisions in Celanese’s Charter and By-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of Celanese’s directors, officers or employees for which indemnification is sought.

Delaware Anti-takeover Statute
Section 203 of the DGCL applies to Celanese. Under certain circumstances, Section 203 limits the ability of an interested stockholder to effect various business combinations with Celanese for a three-year period following the time that such stockholder becomes an interested stockholder. For purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within the immediately preceding three years did own, 15% or more of Celanese’s voting stock.
An interested stockholder may not engage in a business combination transaction with Celanese within the three-year period following the time that such stockholder became an interested stockholder unless:
•
before such time, the board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction in which the stockholder became an interested stockholder, the interested stockholder owned at least 85% of Celanese’s voting stock (excluding shares owned by officers, directors or certain employee stock purchase plans); or

•
at or subsequent to such time the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Transfer Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent and registrar for Celanese’s Common Stock.
Listing
Celanese’s Common Stock is listed on the NYSE under the symbol “CE.”
Authorized but Unissued Capital Stock
The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as Celanese’s Common Stock is listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then outstanding number of shares of Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable Celanese’s board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
The registered holder of any debt security will be treated as the owner of it for all purposes. Only registered holders will have rights under the applicable indenture.
General
The debt securities that we may offer will be either senior debt securities or subordinated debt securities. Any senior debt securities will be issued under an indenture, which we refer to as the senior indenture, entered into or to be entered into between us and the trustee named in the applicable prospectus supplement. Any subordinated debt securities will be issued under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and Wells Fargo Bank, National Association, or another trustee chosen by us and named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939.
Any senior debt securities that Celanese US may issue will be our unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. Any subordinated debt securities that Celanese US may issue will be subordinated in right of payment to the prior payment in full of our senior debt. See “Ranking.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.
The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the amount of other indebtedness or securities that Celanese US may issue. Celanese US may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.
Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities with respect to which this prospectus is being delivered:
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the title of the debt securities;

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any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•
the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•
the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•
the place or places where the principal of and interest, if any, on the debt securities of the series shall be payable, where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us with respect to the debt securities of such series and the applicable indenture may be served, and the method of such payment, if by wire transfer, mail or other means if other than as set forth in the applicable indenture;

•
the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

•
any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

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the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

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if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option;

•
our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•
the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

•
if other than denominations of $1,000 or integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

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the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

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if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the portion of the principal amount thereof that will be due and payable upon declaration of acceleration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

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the terms of any repurchase or remarketing rights;

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if the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the applicable indenture;

•
whether the debt securities of the series will be convertible into or exchangeable for other securities, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•
any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•
any provisions granting special rights to holders when a specified event occurs;

•
if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•
any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•
whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

•
with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

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whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

•
any guarantees on the debt securities, supplemental to the guarantee by Celanese, and the terms and conditions upon which any guarantees, including the guarantee by Celanese, may be released or terminated;

•
the provisions, if any, relating to any security provided for the debt securities of the series;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the applicable indenture;

•
if the debt securities are subordinated debt securities, the subordination terms of the debt securities; and

•
any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.
Unless otherwise described in a prospectus supplement relating to any debt securities, there will be no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.
The statements made hereunder relating to the indentures and any debt securities that Celanese US may issue are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.
Payments on the Debt Securities
Principal of, premium, if any, and interest on the debt securities will be payable at the office or agency maintained by Celanese US for such purposes; provided that all payments of principal, premium, if any, and interest with respect to the debt securities represented by one or more global securities registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made through the facilities of DTC. Until otherwise designated by Celanese US, Celanese US’s office or agency will be the office of the trustee maintained for such purpose.
Paying Agent and Registrar for the Debt Securities
The trustee will initially act as paying agent and registrar. Celanese US may change the paying agent or registrar without prior notice to the holders, and Celanese US, Celanese or any of their subsidiaries may act as paying agent or registrar.
Transfer and Exchange
A holder may transfer or exchange debt securities in accordance with the applicable indenture. Holders will be required to pay all taxes due on transfer. Celanese US will not be required to transfer or exchange any debt security selected for redemption or repurchase. Also, Celanese US will not be required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed or repurchased.
Guarantees
The debt securities of any series will be guaranteed by Celanese and, to the extent specified in the applicable prospectus supplement, may be guaranteed by subsidiary guarantors. Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by the subsidiary guarantors, including the terms of subordination, if any, of any such guarantee.
Ranking
Senior Debt Securities
Any series of senior debt securities will be general obligations of Celanese US that rank senior in right of payment to all existing and future indebtedness that is expressly subordinated in right of payment to the senior debt securities. Any series of senior debt securities will rank equally in right of payment with all existing and future liabilities of Celanese US that are not so subordinated. Any series of senior unsecured debt securities will be effectively subordinated to all of Celanese US’s secured indebtedness (to the extent of the value of the assets securing such indebtedness) and liabilities of our subsidiaries that do not guarantee the series of senior debt securities.
Subordinated Debt Securities
We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
•
the indebtedness ranking senior to the debt securities being offered;

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the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

•
the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Redemption
If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If we redeem the debt securities of any series, we also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.

Certain Covenants
Merger, Consolidation or Sale of Assets
Neither Celanese US nor Celanese may, directly or indirectly: (1) consolidate or merge with or into or wind up into another person (whether or not Celanese US is the surviving person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another person; unless:
(1)
either: (a) Celanese US or Celanese, as the case may be, is the surviving person; or (b) the person formed by or surviving any such consolidation or merger (if other than Celanese US or Celanese, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the jurisdiction of organization of Celanese US or the United States, any state of the United States, the District of Columbia or any territory thereof (Celanese US or such person, as the case may be, hereinafter referred to as the Successor Company);

(2)
the Successor Company (if other than Celanese US or Celanese, as the case may be) expressly assumes all the obligations of Celanese US or Celanese, as the case may be, under the debt securities and the applicable indenture;

(3)
immediately after such transaction no default or Event of Default exists; and

(4)
Celanese US or Celanese, as the case may be, shall have delivered to the trustee a certificate from a responsible officer and an opinion of counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the applicable indenture.

The Successor Company will succeed to, and be substituted for, Celanese US or Celanese, as the case may be, under the applicable indenture and the debt securities.
Reports
So long as any debt securities are outstanding, Celanese US shall file with the trustee, within 15 days after Celanese files with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the forgoing as the SEC may from time to time by rules and regulations prescribe) that Celanese may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Celanese US shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Celanese US’s compliance with any of its covenants under the applicable indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).
Events of Default and Remedies
The following will be “Events of Default” with respect to debt securities of a particular series, except to the extent provided in the supplemental indenture or resolution of our board of directors pursuant to which a series of debt securities is issued:
(1)
Celanese US defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the debt securities;

(2)
Celanese US defaults in the payment when due of interest on or with respect to the debt securities and such default continues for a period of 30 days;

(3)
Celanese US defaults in the performance of, or breaches any covenant, warranty or other agreement contained in the applicable indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 90 days after the notice specified below;

(4)
certain events of bankruptcy affecting Celanese US;

(5)
Celanese’s guarantee with respect to such series of securities shall for any reason cease to be, or shall for any reason be asserted in writing by Celanese or Celanese US not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the applicable indenture and such guarantee; or

(6)
any other Event of Default provided in the applicable supplemental indenture or resolution of the board of directors under which such series of securities is issued or in the form of security for such series.

A default under one series of debt securities issued under the applicable indenture will not necessarily be a default under another series of debt securities under such indenture. The trustee may withhold notice to the holders of a series of debt securities issued under such indenture of any default or event of default (except in any payment on the debt securities of such series) if the trustee considers it in the interest of the holders of the debt securities of that series to do so.
If an Event of Default (other than an Event of Default specified in clause (4) or (5) above) for a series of debt securities shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the principal of and accrued interest on such debt securities to be due and payable by notice in writing to Celanese US and the trustee specifying the respective Event of Default and that it is a “notice of acceleration” (“Acceleration Notice”), and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (4) or (5) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding debt securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities.
The holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default or Event of Default and its consequences, except a default in the payment of the principal of or interest on such debt securities.
Holders of debt securities of any series may not enforce the applicable indenture or the debt securities of that series except as provided in the applicable indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the applicable indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of the debt securities of any series, unless such holders have offered to the trustee reasonable indemnity. Subject to all provisions of the applicable indenture and applicable law, the holders of a majority in aggregate principal amount of a series of the then outstanding debt securities of such series issued under such indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
Celanese US and Celanese will be required to deliver to the trustee annually a statement regarding compliance with the indentures.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of Celanese, Celanese US or any guarantor subsidiary or any direct or indirect parent entity, as such, will have any liability for any obligations of Celanese, Celanese US or any guarantor subsidiary under the debt securities, the indentures, any guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.
Satisfaction and Discharge of Indentures
The applicable indenture shall cease to be of further effect with respect to a series of debt securities when either:

(1)
Celanese US has delivered to the trustee for cancellation all outstanding securities of such series, other than any securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in such indenture;

(2)
all outstanding securities of such series have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and Celanese US or Celanese shall have irrevocably deposited with the trustee as trust funds the entire amount, in funds or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all securities of such series; or

(3)
Celanese US has properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the securities of such series.

In each case, Celanese US will also pay all other sums payable by it under the applicable indenture with respect to the securities of such series.
Defeasance
The term defeasance means the discharge of some or all of Celanese US’s obligations under the applicable indenture. If Celanese US deposits with the trustee funds or government securities sufficient to make payments on any series of debt securities on the dates those payments are due and payable, then, at Celanese US’s option, either of the following will occur:
(1)
Celanese US and Celanese will be discharged from obligations with respect to the debt securities of such series (legal defeasance); or

(2)
Celanese US and Celanese will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us (covenant defeasance).

If Celanese US defeases any series of debt securities, the holders of the defeased debt securities of such series will not be entitled to the benefits of the indenture under which such series was issued, except for Celanese US’s obligation to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, Celanese US’s obligation to pay principal, premium and interest on the debt securities of such series will also survive. Celanese US will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes. If Celanese US elects legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.
Amendment, Supplement and Waiver
Except as provided in the next two succeeding paragraphs, an indenture or the debt securities of any series issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the debt securities of each series at the time outstanding that is affected voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities), and any existing default or compliance with any provision of the indenture or the debt securities of any series issued thereunder may be waived with the consent of the holders of a majority in principal amount of each series of debt securities at the time outstanding that is affected voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).
Without the consent of each holder affected thereby, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):
(1)
reduce the amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

(2)
reduce the rate of or change the time for payment of interest on the debt securities of any series;

(3)
reduce the principal or change the stated maturity of any debt securities of any series;

(4)
reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

(5)
make payments on any debt security payable in currency other than as originally stated in such debt security;

(6)
impair the holder’s right to institute suit for the enforcement of any payment on any debt security;

(7)
make any change in the percentage of principal amount of the debt securities of any series necessary to waive compliance with certain provisions of the indenture under which such debt securities were issued or to make any change in this provision for modification; or

(8)
waive a continuing default or event of default regarding any payment on the debt securities of any series.

Notwithstanding the preceding, without the consent of any holder of debt securities, Celanese US, Celanese and the trustee may amend or supplement an indenture or the applicable debt securities issued thereunder:
(1)
to cure any ambiguity, omission, defect or inconsistency;

(2)
to provide for the assumption of the obligations of Celanese or Celanese US under the indenture by a successor upon any merger, consolidation or transfer of substantially all of the assets of Celanese US or Celanese, as applicable;

(3)
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(4)
to provide any security for or guarantees of the debt securities or for the addition of an additional obligor on the debt securities;

(5)
to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, if applicable;

(6)
to add covenants that would benefit the holders of any outstanding series of debt securities or to surrender any rights of Celanese US or Celanese under the indenture;

(7)
to add additional Events of Default with respect to any series of debt securities;

(8)
to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(9)
to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities;

(10)
to permit or facilitate the defeasance and discharge of the debt securities;

(11)
to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;

(12)
to make any change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect; or

(13)
to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

Concerning the Trustee
If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the applicable indenture at the request of any of the holders of any debt securities issued under such indenture only after those holders have furnished the trustee indemnity reasonably satisfactory to it.
If the trustee becomes a creditor of ours, it will be subject to limitations in the indentures on its rights to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate such conflict, resign or obtain an order from the SEC permitting it to remain as trustee.
Governing Law
The indentures, the debt securities and the guarantees are or will be governed by, and construed in accordance with, the laws of the State of New York.
PLAN OF DISTRIBUTION
We may sell the securities offered pursuant to this prospectus in any of the following ways:
•
directly to one or more purchasers;

•
through agents;

•
through underwriters, brokers or dealers; or

•
through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.
VALIDITY OF THE SECURITIES
Gibson, Dunn & Crutcher LLP, New York, New York, has rendered an opinion with respect to the validity of the securities being offered by this prospectus. We have filed the opinion as an exhibit to the registration statement of which this prospectus is a part. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the consolidated financial statements refers to a change in accounting principle for the adoption of Financial Accounting Standards Board’s Accounting Standards Update 2016-02, Leases.

€500,000,000
Celanese US Holdings LLC
0.625% Senior Notes due 2028

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
BofA Securities	Deutsche Bank	J.P. Morgan
Barclays	Citigroup	SMBC Nikko	UniCredit
Co-Managers
Commerzbank	Morgan Stanley	MUFG